                                                                   EXHIBIT 10.12

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a Delaware corporation c/o Landels, Ripley & Diamond 350 Steuart Street

San Francisco, CA 94105-1250
Attn: Bruce W. Hyman, Esq.

             DEED OF TRUST, FINANCING STATEMENT, SECURITY AGREEMENT
            AND FIXTURE FILING (WITH ASSIGNMENT OF RENTS AND LEASES)

                                       BY

                  MEGATEST CORPORATION, a Delaware corporation
                                  as Trustor,

                                       TO

                     CHICAGO TITLE COMPANY, a corporation,
                                  as Trustee,

                               for the benefit of

                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.),

                             a Delaware Corporation
                                 as Beneficiary

                                August 25, 1995

                               TABLE OF CONTENTS


                                                                                                                               Page

GRANTING CLAUSE ONE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
GRANTING CLAUSE TWO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
GRANTING CLAUSE THREE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
GRANTING CLAUSE FOUR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
GRANTING CLAUSE FIVE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
GRANTING CLAUSE SIX   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
GRANTING CLAUSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
GRANTING CLAUSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
GRANTING CLAUSE NINE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
GRANTING CLAUSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
GRANTING CLAUSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4

                                                                    ARTICLE I

                                                          COVENANTS AND AGREEMENTS

1.1        Performance by Trustor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
1.2        Payment of Taxes, Assessments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
           A.    Impositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
           B.    Installments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
           C.    Receipts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
           D.    Evidence of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
           E.    Payment by Beneficiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
           F.    Change in Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
           G.    Permitted Contest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
           H.    No Lease Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
           I.    Joint Assessment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
1.3        Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
           A.    Extended Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
           B.    Additional Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
           C.    Separate Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
           D.    Insurers; Policies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
           E.    Beneficiary's Right to Provide Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
           F.    Damage or Destruction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
           G.    Trustor's Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
           H.    Transfer of Interest in Policies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
1.4        Escrow Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
1.5        Care and Use of Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
           A.    Maintenance and Repairs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
           B.    Standard of Repairs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
           C.    Notice to Trustor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
           D.    Removal of Equipment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
           E.    Compliance With Laws and Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
           F.    Permitted Contests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
           G.    Compliance With Instruments of Record  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
           H.    Alteration of Secured Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
           I.    Parking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18


           J.    Entry on Secured Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
           K.    No Consent to Alterations or Repairs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
           L.    Mechanics Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
           M.    Use of Secured Property by Trustor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
           N.    Use of Secured Property by Public  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
1.6        Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
           A.    Audit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
           B.    Right to Inspect Books and Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
1.7        Condemnation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
           A.    Beneficiary's Right to Participate in Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
           B.    Application of Condemnation Award  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
           C.    Reimbursement of Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
           D.    Existing Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
           E.    Application of Award   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22
1.8        Leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23
           A.    Performance of Lessor's Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23
           B.    Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23
           C.    Covenants Regarding Leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23
           D.    Application of Rents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      24
1.9        Assignment of Leases, Rents, Income, and Cash Collateral   . . . . . . . . . . . . . . . . . . . . . . . . . .      24
           A.    Assignment; Discharge of Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      24
           B.    Entry Onto Secured Property; Lease of Secured Property   . . . . . . . . . . . . . . . . . . . . . . . .      25
           C.    License to Manage Secured Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
           D.    Delivery of Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26
           E.    Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26
1.10       Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26
           A.    General; Appointment of Attorney-in-Fact   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26
           B.    Statement Regarding Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      27
           C.    Additional Security Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      27
           D.    Security Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      28
           E.    Preservation of Trustor's Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      31
           F.    Further Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      31
           G.    Absence of Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32
1.11       Further Sales or Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32
           A.    Continuing Ownership and Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32
           B.    Transfer or Encumbrance of Secured Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32
           C.    Acceleration of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34
           D.    Wrap-Around Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34
1.12       Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34

                                                                   ARTICLE II

                                                         WARRANTIES AND REPRESENTATIONS

2.1        Warranty of Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      35
2.2        Ownership Of Improvements And Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      35
2.3        No Pending Material Litigation or Proceeding; No Hazardous Materials   . . . . . . . . . . . . . . . . . . . .      35


           A.    Proceedings Affecting Trustor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      35
           B.    Proceedings Affecting Secured Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36
           C.    No Litigation Regarding Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36
2.4        Valid Organization, Good Standing and Qualification of Trustor   . . . . . . . . . . . . . . . . . . . . . . .      36
2.5        Authorization; No Legal Restrictions on Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      37
2.6        Compliance With Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      37
2.7        Tax Status   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      38
2.8        Absence of Foreign or Enemy Status   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      38
2.9        Federal Reserve Board Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      38
2.10       Investment Company Act and Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . .      38
2.11       Exempt Status of Transactions Under Securities Act and Representations Relating Thereto  . . . . . . . . . . .      38
2.12       Employee Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      39

                                                                   ARTICLE III

                                                                    DEFAULTS

3.1        Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      40

                                                                   ARTICLE IV

                                                                    REMEDIES

4.1        Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      42
4.2        Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      45
4.3        Rights Pertaining to Sales   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      45
4.4        Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      48
4.5        Prepayment Charge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      48
4.6        Environmental Defaults and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      50

                                                                    ARTICLE V

                                                                  MISCELLANEOUS

5.1        Non-Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      50
5.2        Sole Discretion of Beneficiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      51
5.3        Recovery of Sums Required To Be Paid   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      52
5.4        Legal Tender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      52
5.5        No Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      52
5.6        Discontinuance of Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      52
5.7        Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      52
5.8        Notice to Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      53
5.9        Non-Recourse   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      53
5.10       Successors and Assigns Included In Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      54
5.11       Number and Gender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      54
5.12       Changes and Modifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      55
5.13       Applicable Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      55
5.14       Invalid Provisions to Affect No Others   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      55
5.15       Usury Savings Clause   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      55


5.16       No Statute of Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      56
5.17       Late Charges   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      56
5.18       Continuing Effectiveness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      56

             DEED OF TRUST, FINANCING STATEMENT, SECURITY AGREEMENT
            AND FIXTURE FILING (WITH ASSIGNMENT OF RENTS AND LEASES)

         THIS DEED OF TRUST, FINANCING STATEMENT, SECURITY AGREEMENT AND FIXTURE FILING (WITH ASSIGNMENT OF RENTS AND LEASES) (this "Deed of Trust") is made as of the 25th day of August, 1995 by MEGATEST CORPORATION, a Delaware corporation ("Trustor"), having an office at 1321 Ridder Park Drive, San Jose, California 95131-2306 ("Trustor") in favor of CHICAGO TITLE COMPANY, a Delaware corporation ("Trustee") for the benefit of SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a Delaware corporation ("Beneficiary") having an office at One Sun Life Executive Park, Wellesley Hills, MA 02181.

                              W I T N E S S E T H :

         WHEREAS, Trustor has executed and delivered to Beneficiary that certain Promissory Note (the "Note") dated the date hereof made by Trustor and payable to Beneficiary in the original principal amount of FIVE MILLION FOUR HUNDRED FIFTY THOUSAND and No/100 Dollars ($5,450,000.00) lawful money of the United States, which Note is secured by this Deed of Trust and the terms, covenants and conditions of which Note are hereby incorporated herein and made a part hereof (the "Loan");

         NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) this day paid and other good and lawful consideration, the receipt and sufficiency of which is hereby acknowledged, Trustor does hereby irrevocably bargain, sell, transfer, grant, convey, assign and warrant to Trustee, the property described in the Granting Clauses below in order to secure the following obligations (collectively, the "Obligations"): the full and prompt payment and performance of all of the indebtedness, obligations, covenants, agreements and liabilities of Trustor to Beneficiary, together with all interest and other charges thereon, whether direct or indirect, existing, future, contingent or otherwise, due or to become due, under or arising out of or in connection with the Note, this Deed of Trust, the Absolute Assignment of Leases, Rents, Income and Cash Collateral dated the date hereof from Trustor as assignor, to Beneficiary, as assignee, (the "Assignment"), the Environmental Agreement and Indemnity (the "Indemnity"), and any other instrument now or hereafter given to evidence or secure or guaranty Trustor's obligations hereunder (the Note, this Deed of Trust, the Assignment, the Indemnity and such other instruments are herein collectively called the "Loan Documents"); any and all modifications, extensions and renewals of any of the foregoing; and any and all expenses and costs of collection or enforcement, including, without limitation, attorneys' fees incurred by Beneficiary in the collection or enforcement of any of the foregoing, or in the exercise of any of the rights or remedies under the Loan Documents or applicable law.

                              GRANTING CLAUSE ONE

         All that tract or parcel of land more particularly described in Schedule A hereto and made a part hereof (the "Land").

                              GRANTING CLAUSE TWO

         TOGETHER WITH, any and all buildings and real property improvements now or hereafter located or erected on the Land, including, without limitation, any and all machinery, apparatus, equipment and fixtures now or hereafter used or procured for use in connection with the operation of building utilities and/or maintenance of, any building, structure or other real property improvement (including, without limitation, all shades, awnings, venetian blinds, screens, screen doors, storm doors and windows, curtain fixtures, attached floor coverings, or articles used to supply sprinkler protection and office area heating, ventilation and cooling equipment, but excluding trade fixtures and personal property of tenants under Leases (as hereinafter defined) which do not become the property of Trustor upon expiration or termination of the term of such Leases), and all renewals and replacements thereof and articles in substitution therefor used or procured for use in the operation of any and all such buildings, structures and improvements, provided, in all cases, that, whether or not any of the foregoing are attached to said buildings, structures or other improvements in any manner, all such items shall be deemed to be fixtures, part of the real estate and security for the obligations (collectively, the "Improvements", and the Land and Improvements are herein collectively called the "Premises"). Notwithstanding anything to the contrary herein or in any other Loan Document the term "Improvements" shall not include and in no event shall Beneficiary have any lien, interest or other right whatsoever in any item of process heating, ventilating, cooling, plumbing, or electrical equipment, communications equipment, production machinery or equipment, moveable partitions, or any other equipment, machinery, inventory, furniture or fixtures located within the building improvements which may be removed from the Premises without any material permanent damage to the Premises or the building systems thereof. Upon request Beneficiary shall executed such documents as Trustor shall reasonably request to evidence the foregoing to any prospective purchaser or lender of Trustor of such property. To the extent any of the Improvements are not deemed real estate under the laws of the State of California they shall be deemed personal property ("Personal Property") and this Deed of Trust is and shall be deemed to be a

Security Agreement for the purposes of creating hereby a security interest under the California Commercial Code in Beneficiary as Secured Party in the Personal Property as hereinafter provided.

                             GRANTING CLAUSE THREE

         TOGETHER WITH, all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, air rights, development rights and credits and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to, or above or below the Premises.

                              GRANTING CLAUSE FOUR

         TOGETHER WITH, all right, title and interest of Trustor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, opened or proposed, adjoining the Premises, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Premises.

                              GRANTING CLAUSE FIVE

         TOGETHER WITH, all right, title and interest of Trustor in and to all options to purchase or lease the Premises or any portion thereof or interest therein, and any greater estate in the Premises owned or hereafter acquired by Trustor.

                              GRANTING CLAUSE SIX

         TOGETHER WITH, all the estate, interest, right, title and other claim or demand which Trustor now has or may hereafter acquire in any and all awards or payments made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Premises, including, without limitation, any awards resulting from a change or grade of streets and awards for severance damages to the Secured Property together, in all cases, with any interest thereon.

                             GRANTING CLAUSE SEVEN

         TOGETHER WITH, all proceeds of and any unearned premiums on any insurance policies covering the Premises, including, without limitation, the right to receive and apply the proceeds of any insurance or judgments, or settlements made in lieu thereof, for damage to the Premises.

                             GRANTING CLAUSE EIGHT

         TOGETHER WITH, all the estate, interest, right, title and other claim or demand which Trustor now has or may hereafter acquire against anyone with respect to any damage to all or any part of the Premises, including, without limitation, damage arising or resulting from any defect in or with respect to the design or construction of all or any part of the Improvements.

                              GRANTING CLAUSE NINE

         TOGETHER WITH, all deposits or other security or advance payments, including rental payments, made by or on behalf of Trustor to others in connection with the ownership or operation of all or any part of the Premises including, without limitation, any such deposits or payments made with respect to (i) insurance policies, (ii) utility service, (iii) cleaning, maintenance, repair or similar services supplied for the Premises, (iv) refuse removal or sewer service, (v) rental of equipment, if any, used by or on behalf of Trustor, and (vi) parking or similar services or rights.

                              GRANTING CLAUSE TEN

         TOGETHER WITH, all remainders, reversions, leasehold estate, other estate, right, title, interest and other claim or demand of Trustor in and to all leases or subleases covering the Premises or any portion thereof now or hereafter existing or entered into, and all right, title and interest of Trustor thereunder, including, without limitation, all cash or security deposits, advance rentals and deposits or payments of similar nature (including, without limitation, termination payments, damages or other payments in lieu thereof).

                             GRANTING CLAUSE ELEVEN

         TOGETHER WITH, absolutely and presently, all rents, issues, profits, cash collateral, royalties, income and other benefits, including, without limitation, benefits accruing from all present and future oil, gas and mineral leases and agreements derived from the Premises (collectively, the "Rents"), subject to the right, power and authority hereinafter given to Trustor as a licensee to collect and apply such Rents prior to the occurrence of an Event of Default. The foregoing Premises, Personal Property and the real property and personal property rights set forth in Granting Clause Three through Granting Clause Eleven inclusive, hereinabove described or mentioned are hereinafter collectively referred to as the "Secured Property".

        TO HAVE AND TO HOLD the Secured Property unto Trustee, its successors and assigns, in trust, for the benefit of Beneficiary, its successors and assigns, subject, however, to the terms, covenants and conditions contained herein.

        PROVIDED, HOWEVER, if Trustor shall pay or cause to be paid to Beneficiary in full the Obligations, at the times and in the manner stipulated in the Loan Documents, and shall keep, perform and observe all and singular the covenants and promises of Trustor in the Loan Documents, then this Deed of Trust and all the properties, interests and rights hereby granted, encumbered, transferred or assigned shall be released by Trustee and/or Beneficiary in accordance with the laws of the State of California.

                                  ARTICLE I

                           COVENANTS AND AGREEMENTS

        Trustor hereby covenants and agrees for the benefit of Beneficiary and Trustee as follows:

        1.1 Performance by Trustor. Trustor shall pay the Obligations evidenced by the Note to Beneficiary and shall keep and perform each and every other Obligation.

        1.2     Payment of Taxes, Assessments, Etc.

                A. Impositions. Trustor shall pay when due and payable, before any fine, penalty, interest or cost for the non-payment thereof may be added thereto, all taxes, assessments, water and sewer rents, rates and charges, transit taxes, county taxes, charges for public utilities, excises, levies, vault and all other license and permit fees and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever which at any time prior to or during the term of this Deed of Trust may be assessed, levied, confirmed, imposed upon or become due and payable out of or in respect to, or become a lien on, the Secured Property or any part thereof or any appurtenance thereto, prior to or on a parity with the obligations or the lien of this Deed of Trust, as the case may be (all such taxes, assessments, water and sewer rents, rates and charges, transit taxes, county taxes, charges for public utilities, excises, levies, vault and all other license and permit fees and other governmental charges including all interest, penalties, costs and charges accrued or accumulated thereon, are herein collectively called "Impositions", and individually, an "Imposition").

                B. Installments. Notwithstanding anything to the contrary contained in subsection A of this Section 1.2, if by law any Impositions may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Impositions), Trustor may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Impositions) in installments and, in such event, shall pay such installments as the same respectively become due and before any fine, penalty, further interest or cost may be added thereto.

                C. Receipts. Trustor, upon request of Beneficiary, will furnish to Beneficiary within five (5) days after the date when any Imposition would become delinquent, official receipts of the appropriate taxing authority, or other evidence reasonably satisfactory to Beneficiary evidencing the payment thereof.

                D. Evidence of Payment. The certificate, advice or bill issued by the appropriate official (designated by law either to make or issue the same or to receive payment of any Imposition) of non-payment of an Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill. Trustor agrees to pay Beneficiary, on demand, all charges, costs and expenses of every kind incurred by Beneficiary in connection with obtaining evidence satisfactory to Beneficiary that the payment of all Impositions is current and that there is no Imposition due and owing or which has become or given rise to a lien on the Secured Property or any part thereof or any appurtenance thereto.

                E. Payment by Beneficiary. Subject to subsection G of this
Section 1.2, if Trustor shall fail to pay any Imposition in accordance with the provisions of this Section 1.2, Beneficiary may, at its option (but shall be under no obligation to do so), pay such Imposition and Trustor will repay to Beneficiary on demand any amount so paid by Beneficiary, with interest thereon at the rate of five percent (5%) per annum greater than the interest rate set forth in the Note (the "Increased Rate") to the date of repayment and all such amounts shall be secured by this Deed of Trust. In no event shall the Increased Rate be greater than the highest applicable interest rate permissible by law, if any.

                F. Change in Law. In the event of the passage after the date of this Deed of Trust of any law of the State of California deducting the Obligations from the value of the Secured Property or any part thereof for the purpose of taxation or resulting in any lien thereon, or changing in any way the laws now in force for the taxation of this Deed of Trust or the Obligations for state or local purposes, or the manner of the operation of any such taxes so as to affect the interest of Beneficiary, then, and in such event, Trustor shall bear and pay the full amount of such taxes, provided that if for any reason payment by Trustor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the loan or Obligations wholly or partially usurious under any of the terms or provisions of the Note, this Deed of Trust or otherwise, Beneficiary may, at its option, declare the whole sum secured by this Deed of Trust with interest thereon to be immediately due and payable, or Beneficiary may, at its option, pay that amount or portion of such taxes as renders the loan or obligations unlawful or usurious, in which event Trustor shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of said taxes.

                G. Permitted Contest. Provided that Trustor shall not be in default under any of the Loan Documents, Trustor shall have the right to contest the amount or the validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith. Notwithstanding the provisions of this Section 1.2, but subject to the provisions of subsection 1.2H, Trustor may postpone or defer payment of such Imposition if Trustor, on or before the due date thereof, shall (1) deposit or cause to be deposited with Beneficiary a surety bond issued by a surety company of recognized responsibility acceptable to Beneficiary conditioned upon and securing the payment in full of such Imposition, pending the determination of such contest, or (2) deposit or cause to be deposited with Beneficiary an amount equal to one hundred (100%) percent of such Imposition or any balance thereof remaining unpaid, and from time to time, but not more frequently than quarterly, deposit amounts in order to keep in deposit at all such times an amount equal to one hundred (100%) percent of the Imposition remaining unpaid, or (3) furnish or cause to be furnished to Beneficiary other security reasonably satisfactory to Beneficiary. If such deposit is made or such security furnished and Trustor continues in good faith to contest the validity of such Imposition by appropriate legal proceedings which shall operate to prevent the collection of such Imposition so contested and the sale of the Secured Property or any part thereof to satisfy such Imposition, Trustor shall be under no obligation to pay such Imposition until such time as it has been finally determined to be a valid lien on the Secured Property. Upon termination of any such proceedings, Trustor shall pay in full the amount of such Imposition or part thereof as shall have been finally determined in such proceedings together with any liabilities in connection therewith. Beneficiary shall have the full power and authority to apply or require the application of any amounts that may have been deposited pursuant to this subsection 1.2G to payment of any unpaid Imposition without liability, however, for any failure to apply any amount so deposited unless Trustor or the person making such deposit had requested in writing the application of such amount to the payment of the particular Imposition with respect to which it was deposited in which event Beneficiary shall apply such amounts in accordance with such request. Any surplus remaining in the hand of the Beneficiary after the Imposition for which the deposit was made has been paid in full shall be repaid to Trustor or the person making such deposit unless Trustor shall be in default under any of the Loan Documents, and in case of such default such surplus shall be applied to cure such default, and the remainder of such surplus, if any, shall be repaid to Trustor.

                H. No Lease Default. If contesting the validity or amount of any Imposition shall cause a breach of any of the terms, conditions or covenants required to be performed by Trustor as lessor under any Lease (as hereinafter defined), then Trustor shall not have the right to contest the same as provided in subsection 1.2G, and payment of such Imposition shall be made pursuant to subsection 1.2A of this Section 1.2.

                I. Joint Assessment. Trustor covenants and agrees not to suffer, permit or initiate the joint assessment of the Premises and Personal Property, or any other procedure whereby the lien of the personal property taxes shall be assessed or levied or charged to the Secured Property together with real property taxes.

        1.3     Insurance.

                A. Extended Coverage. Trustor, at its sole cost and expense, shall keep the Personal Property and the Improvements insured during the term of this Deed of Trust against loss or damage by fire and against loss or damage by other risks now embraced by "Extended Coverage," so called, in amounts, forms and substance satisfactory to Beneficiary, but in no event shall the amounts be less than the greater of (1) 100% of the full replacement cost of the Personal Property and the Improvements, including work performed for tenants, without deduction for depreciation; (2) the amounts required to prevent any insured from becoming a co-insurer; or (3) the amounts required under any Lease.

                B. Additional Coverage. Trustor, at its sole cost and expense, shall also maintain:

                        (1)     Personal injury and property damage liability

insurance against claims for bodily injury, death or property damage, occurring on, in or about the Secured Property or in or about the adjoining streets, sidewalks and passageways; such insurance to afford protection, during the term of this Deed of

Trust, in amounts and in form and substance reasonably satisfactory to Beneficiary;

                        (2)     If there are any Leases, rent or business

interruption insurance in an amount equal to one year's aggregate rentals (including, without limitation, minimum rentals, escalation charges, percentage rents, based on sales projections acceptable to Beneficiary, and other additional rentals, and any other amounts payable by tenants or other occupants under Leases or otherwise) payable by all tenants and other occupants at the Premises, which amount shall be increased from time to time upon the leasing of space at the Premises or upon the increase in aggregate rentals (including the other items referred to above);

                        (3)     War risk insurance upon the building and other

Improvements as and when such insurance is obtainable from the United States of America or any agency or instrumentality thereof for the maximum amount of insurance obtainable;

                        (4)     Such other insurance, including, without

limitation, all risk in such amounts and in form and substance as may from time to time be reasonably required by Beneficiary against other insurable hazards, including, but not limited to, malicious mischief, vandalism, windstorm, nuclear reaction or radioactive contamination, which at the time are commonly insured against and generally available in the case of premises similarly situated, due regard being or to be given to the height and type of Improvement, its location, construction, use and occupancy;

                        (5)     If the Improvements are located in a flood

hazard area, flood insurance on the Improvements in an amount equal to the lesser of "full replacement cost" thereof or the maximum amount of insurance obtainable; and

                        (6)     Insurance against loss or damage from (a)

leakage of sprinkler systems and (b) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed in or on the Premises in such amounts as Beneficiary shall from time to time require.

                        (7)     Trustor shall pay all premiums and other

charges required to maintain or replace Beneficiary's title insurance policy insuring the lien of this Deed of Trust in an amount equal to the Obligations.

                C. Separate Insurance. Trustor shall not carry separate insurance, concurrent in kind or form, and contributing, in the event of loss, with any insurance required hereunder. Trustor may, however, effect for its own account any insurance not required under the provisions of this Deed of Trust but any such insurance effected by Trustor on the Secured Property whether or not required under this Section 1.3 shall be for the mutual benefit of Trustor and Beneficiary, as their respective interests may appear, and shall be subject to all other provisions of this Section 1.3.

                D. Insurers; Policies. All insurance provided for in this
Section 1.3 shall be effected under valid and enforceable policies issued by financially responsible insurers authorized to do business in the State of California, which are approved in writing by Beneficiary. All such policies shall be deposited with and held by Beneficiary. All casualty insurance policies and rent insurance policies shall be payable to Beneficiary pursuant to a standard non-contributory mortgage endorsement in favor of Beneficiary, and such policies shall contain a waiver of subrogation endorsement, all in form and content satisfactory to Beneficiary. All original policies shall contain a provision that such policies will not be canceled or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days' prior written notice to Beneficiary. Not less than thirty (30) days prior to the expiration dates of the policies theretofore furnished pursuant to this Deed of Trust, originals of the policies bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Beneficiary of such payment, shall be delivered by Trustor to Beneficiary. In the event of a change in ownership of the Secured Property immediate notice thereof shall be delivered to all insurers by Trustor.

                E. Beneficiary's Right to Provide Coverage. In the event Trustor fails to provide, maintain, keep in force or deliver and furnish to Beneficiary the original policies of insurance required by this Section 1.3, Beneficiary may, at its sole option, procure such insurance and Trustor will pay all premiums thereon promptly upon demand by Beneficiary with interest thereon at the Increased Rate to the date of repayment and all such amounts shall be secured by this Deed of Trust.

                F. Damage or Destruction. After the happening of any casualty to the Secured Property or any part thereof, Trustor shall give prompt written notice thereof to Beneficiary and the following shall apply:

                        (1)     In the event of any damage or destruction of

all or any part of the Secured Property, all proceeds of insurance shall be payable to Beneficiary, and Trustor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Beneficiary. Insurance proceeds held by Beneficiary may be commingled with other funds in Beneficiary's possession, shall constitute additional security for the Obligations and Trustor shall not be entitled to the payment of interest thereon. So long as no Event of Default exists, Trustor is hereby authorized and empowered by Beneficiary, subject to the approval of Beneficiary, to settle, adjust or compromise any claims for loss, damage or destruction under any policy or policies of insurance; provided, however, that Trustor shall give notice to and consult with Beneficiary prior to any such action.

                        (2)     In the event of any such damage or destruction,

subject to subsection 1.3G Beneficiary shall have the option in its sole and absolute discretion and without regard to the adequacy of its security hereunder, of applying all or part of the insurance proceeds (a) to the repayment of principal, whether or not then due, in the inverse order of maturity, or (b) to the repair or restoration of the Secured Property, or (c) to cure any then current default under any of the Loan Documents, or (d) to reimburse the Beneficiary for its costs and expenses in connection with the recovery of such insurance proceeds, or (e) any combination of the foregoing.

                        (3)     Nothing herein contained shall be deemed to

excuse Trustor from repairing or maintaining the Secured Property as provided in
Section 1.5 hereof or restoring all damage or destruction to the Secured Property, regardless of whether there are insurance proceeds available or whether such proceeds are sufficient in amount; provided, however, if Beneficiary elects to apply all of the proceeds to repayment of principal as set forth in subsection (2) above, Trustor shall be excused from such restoration.

                G.      Trustor's Use of Proceeds.

                        (1)     Notwithstanding the provisions of Section

1.3(F)(2) above (except for any destruction which occurs during the last six (6) months of the loan term), upon full satisfaction of all of the conditions set forth below, the insurance proceeds shall be made available to Trustor for repair and restoration after deducting and payment to Beneficiary of Beneficiary's costs of collection and disbursement of such proceeds (which costs shall not include Beneficiary's overhead or the compensation of Beneficiary's employees), provided:

                                (a)     The proceeds are deposited with
                        Beneficiary;

                                (b) No default shall have occurred and be continuing under the terms of any of the Loan Documents;

                                (c)    The insurance carrier does not deny
                        liability to any named insured;

                                (d) If Beneficiary so requests, Beneficiary is
                        furnished with an estimate of the cost of restoration accompanied by a certificate of an architect or registered engineer approved by Beneficiary ("Beneficiary's Architect") as to such costs;

                                (e)    The value of the Secured Property so
                        restored or rebuilt shall be at least equal to what was originally erected;

                                (f) Trustor furnishes Beneficiary with evidence
                        reasonably satisfactory to Beneficiary that all Improvements to be restored and/or reconstructed and their use shall fully comply with all (i) applicable easements, covenants, conditions, restrictions or other private agreements affecting the Premises, (ii) zoning and building laws, ordinances and regulations and (iii) all other applicable federal, state and municipal laws, regulations and requirements;

                                (g) If the estimated cost of reconstruction
                        exceeds the proceeds available, at Beneficiary's option, Trustor shall (i) furnish a bond of completion or provide such other evidence satisfactory to Beneficiary of Trustor's ability to meet such excess costs or (ii) deposit with Beneficiary additional funds equal to such excess;

                                (h) If such damage is in excess of $10,000,
                        Beneficiary shall have received notice of destruction caused by such fire or other hazard from the Trustor within ten (10) days from the date thereof, which notice shall state the date of such fire or other hazard and a request to Beneficiary to make the insurance proceeds available to Trustor; and

                                (i) Beneficiary shall have reasonably determined
                        that such damage or destruction is fully reparable prior to the Maturity Date (as defined in the Note).

                        (2)     Disbursement of the proceeds during the course

of reconstruction shall be conditioned upon the certification of Beneficiary's Architect as to the cost of the work done and the conformity of the work to plans and specifications approved by Beneficiary, and evidence supplied by a title insurance company acceptable to Beneficiary that there are no liens arising out of the reconstruction or otherwise. Notwithstanding the above, a portion of the proceeds may be released prior to the commencement of reconstruction to pay for items approved by Beneficiary in its sole discretion. Disbursements shall be made within ten (10) business days after a request by Trustor. No payment made prior to the final completion of work shall exceed ninety percent (90%) of the value of the work performed from time to time, and at all times the undisbursed balance of said proceeds remaining with the Beneficiary must be at least sufficient to pay for the cost of completion of the work free and clear of liens. Final payment shall be upon a certification of Beneficiary's Architect as to completion in accordance with plans and specifications approved by Beneficiary.

                        (3)     At such time as Beneficiary's Architect shall

certify to Beneficiary that the damaged or destroyed portion of the Secured Property has been put in a state of repair equivalent to or better than that existing prior to the date of such fire or other casualty, the work shall be deemed completed. With Beneficiary's prior written consent, which may be granted or withheld in Beneficiary's sole discretion, any certification required to be made by an architect or registered engineer may be made by a reputable contractor approved by Beneficiary. The balance of the insurance proceeds so deposited with Beneficiary after full disbursement in accordance with subsection 1.3G, at the sole option of Beneficiary, shall be either (a) returned to Trustor, it being understood that such obligation or reimbursement shall not exceed the amount of insurance proceeds for such restoration and/or repair, or
(b) applied to the payment of installments of the Obligations in inverse order of maturity whether or not such installments shall be due and payable.

                        (4)     In all cases where any destruction to the

Secured Property by fire or other casualty occurs during the last six (6) months of the loan term, or in Beneficiary's reasonable judgment, Trustor is not proceeding with the repair or restoration in a manner that would entitle Trustor to have the proceeds disbursed to it, or for any other reason Beneficiary determines in its reasonable judgment that Trustor shall not be entitled to such proceeds pursuant to the terms of this Deed of Trust, Beneficiary shall have the options set forth in subsection F(2) above.

                        (5)     Under no circumstances shall Beneficiary

become personally liable for the fulfillment of the terms, covenants and conditions contained in any of the Leases or obligated to take any action to restore the Secured Property.

                H. Transfer of Interest in Policies. In the event of foreclosure of this Deed of Trust or other transfer of title or assignment of the Secured Property in extinguishment, in whole or in part, of the Obligations, all right, title and interest of Trustor in and to all policies of insurance required by this Section 1.3 shall inure to the benefit of and pass to the successor in interest to Trustor or the purchaser or grantee of the Secured Property. If any claim under any insurance policy shall be paid after the extinguishment of the Obligations, and if such foreclosure of this Deed of Trust, or other transfer of title to or assignment of the Secured Property, shall have resulted in extinguishing the Obligations for an amount less than the total of the amount of the unpaid Obligations, with interest thereon at the Increased Rate, plus counsel fees, costs and other disbursements incurred by Beneficiary at the time of the extinguishment of the Obligations, then the portion of the payment in satisfaction of the claim which is equal to the difference between the total amount above referred to and the amount theretofore paid to Beneficiary shall belong to and be the property of Beneficiary and shall be paid to said Beneficiary, and Trustor hereby assigns, transfers and sets over to Beneficiary all of Trustor's right, title and interest in and to said sum. The balance, if any, shall be paid to Trustor. Notwithstanding the above, Trustor shall retain an interest in the insurance policies above-described during any redemption period.

        1.4 Escrow Deposits. To further secure the payment of the Impositions and the premiums for the insurance required by this Deed of Trust, Trustor will deposit with Beneficiary, or its designee, on the due date of each monthly installment of principal and interest under the Note, a sum which shall be equal to one-twelfth (1/12) of the annual total of the Impositions and such insurance premiums required to pay the next installment of Impositions or insurance premiums, as estimated by Beneficiary, one month prior to the date when such Impositions and insurance premiums shall become due and payable. Such deposits shall be held by Beneficiary, or its designee, without obligation for the payment of interest thereon to Trustor, free of any liens or claims on the part of creditors of Trustor and as a part of the security of Beneficiary, and shall be used by Beneficiary, or its designee, to pay current Impositions and insurance premiums as the same shall become payable. Said deposits shall not be, nor be deemed to be, trust funds but may, be commingled with general funds of Beneficiary, or its designee. If at any time and for any reason Beneficiary determines that said deposits are insufficient to pay the Impositions and insurance premiums in full as they become payable, Trustor will deposit with Beneficiary, or its designee, within ten (10) days after demand therefor, such additional sum or sums as may be required in order for Beneficiary, or its designee, to pay such Impositions and insurance premiums in full. It shall be the responsibility of Trustor to furnish bills to Beneficiary in sufficient time for Beneficiary to pay the Impositions and insurance premiums before any penalty attaches and before the policies lapse. Transfer of legal title to the Secured Property shall automatically transfer to the new owner of the beneficial interest in all sums deposited under the provisions of this Section 1.4.

        This Section 1.4 is intended to provide additional security for the payment of all amounts now and in the future payable for the items set forth above. To that end, Trustor hereby grants, pledges, transfers and assigns to Beneficiary a continuing security interest in and right of set-off against the following, whether now existing or hereafter acquired or arising: all right, title and interest, in, to and under (i) all instruments, securities, documents, accounts, general intangibles, money, and other property and contents therein and thereof, and all rights relating thereto and proceeds therefrom and thereof, including, without limitation, the deposits made into any account from time to time at any time or from time to time in the possession or control of the agent of Beneficiary, (ii) all books and records relating to the types and items of property described in the foregoing clause (i), and (iii) all proceeds (whether cash or non-cash, and including, without limitation, insurance proceeds) and products of the property described in the foregoing clause (i), and all replacements and substitutions therefor and all additions and accessions thereto.

        In addition to all rights and remedies given to Beneficiary by this Deed of Trust, Beneficiary shall have the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable law. Upon notice from Beneficiary, Trustor will promptly execute such financing statements, continuation statements and other documents as may be necessary or convenient to perfect, continue or otherwise evidence said security interest and pay all expenses and fees for the preparation and filing thereof.

        Upon occurrence of an Event of Default (as defined herein), all funds held in any such account shall immediately be paid over to Beneficiary. Beneficiary and Trustor agree that Beneficiary shall be entitled to apply such funds to the balance of the Loan in its sole discretion.

        1.5     Care and Use of Premises.

                A. Maintenance and Repairs. Trustor, at its sole cost and expense, will take good care of the Secured Property and the sidewalks and curbs adjoining the Secured Property and will keep the same in good order and condition, and make all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen, and will not commit or suffer to be committed any waste of the Secured Property and will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Secured Property or any part thereof.

                B. Standard of Repairs. The necessity for and adequacy of repairs to the Improvements pursuant to subsection 1.5A shall be measured by the standard which is appropriate for a office, research and development buildings containing 121,071 square feet and related facilities of similar construction and class, provided that Trustor shall in any event make all repairs necessary to avoid any structural damage to the Improvements and to keep the Improvements in a proper condition for their intended use. When used in this Section 1.5, the terms "repair" and "repairs" shall include all necessary renewals and replacements. All repairs made by Trustor shall be made with first-class materials and in a good, substantial and workmanlike manner and shall be equal or better in quality and class to the original work.

                C. Notice to Trustor. Trustor will notify Beneficiary promptly of any damage to the Secured Property in excess of $10,000.00.

                D. Removal of Equipment. Trustor shall have the right, at any time and from time to time, to remove and dispose of equipment which is Secured Property and which may have become obsolete or unfit for use or which is no longer useful in the operation of the Secured Property. Trustor will promptly replace any such equipment so disposed of or removed with other equipment of a value and serviceability equal to or greater than the original value and serviceability of the equipment so disposed of or removed, free of superior title, liens and claims; except that, if by reasons of technological or other developments in the operation and maintenance of buildings of the general character of the Improvements, no replacement of the building equipment so removed or disposed of is necessary or desirable in the proper operation or maintenance of said Improvements, Trustor shall not be required to replace same. All such replacements or additional equipment shall be covered by the security interest herein granted.

                E. Compliance With Laws and Insurance. Trustor shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, any national or local Board of Fire Underwriters, including, without limitation, all zoning, building code, environmental protection and equal employment opportunity statutes, ordinances, regulations, orders and restrictions, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Secured Property and the sidewalks and curbs adjoining the Secured Property or to the use or manner of use of the Secured Property (collectively, "Regulations") whether or not such Regulations shall necessitate structural changes or improvements. Trustor shall not bring or keep any article upon any of the Secured Property or cause or permit any condition to exist thereon which would be prohibited by or could invalidate any insurance coverage maintained, or required hereunder to be maintained, by Trustor on or with respect to any part of the Secured Property, and further shall do all other acts which from the character or use of the Secured Property may be necessary to protect the security hereof, the specific enumerations herein not excluding the general.

                F. Permitted Contests. Trustor shall have the right, after prior notice to Beneficiary, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Beneficiary, the validity or application of any Hazardous Materials Law (as defined in the Indemnity) and any other Regulation, and which does not subject Beneficiary to any civil or criminal liability, subject to the following:

                        (1)     If by the terms of any such Hazardous

Materials Law (as defined in the Indemnity) or any applicable Regulation, compliance therewith pending the prosecution of any such proceeding may legally be delayed without incurring any lien or charge of any kind against the Secured Property, Trustor may delay compliance therewith until the final determination of such proceeding.

                        (2)     If any lien or charge against the Secured

Property would be incurred by reason of any such delay, Trustor, may contest as aforesaid and delay as aforesaid, provided Trustor (a) furnishes to Beneficiary-security, satisfactory to Beneficiary, against any loss or injury by reason of such contest or delay, and (b) prosecutes the contest with due diligence, Anything in subsection 1.5E or this subsection 1.5F to the contrary notwithstanding, if the contesting of the validity or legality of any such Hazardous Materials Law (as defined in the Indemnity) or any other Regulation shall cause a breach of-any of the terms, conditions or covenants of any Lease on Trustor's part, as lessor therein, to be performed, then Trustor shall not have the right to contest the same as herein provided but compliance therewith must be made pursuant to subsection 1.5E hereof.

                G. Compliance With Instruments of Record. Trustor will promptly perform and observe, or cause to be performed and observed, all of the terms, covenants and conditions of all instruments of record affecting the Secured Property, non-compliance with which may affect the priority of the lien of this Deed of Trust, or which may impose any duty or obligation upon Trustor or any lessee or other occupant of the Secured Property or any part thereof, and Trustor shall do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of or constituting any portion of the Secured Property.

                H. Alteration of Secured Property. Trustor will not demolish, remove, construct, restore, add to or alter any Improvement or any extension thereof, nor consent to or permit any such demolition, removal, construction, restoration, addition or alteration without Beneficiary's prior written consent, except for (1) tenant improvement work and tenant alterations provided for in any Lease approved by Beneficiary in writing, (2) ordinary, non-structural maintenance or other work, and (3) structural repairs and restorations having a cost of less than $100,000.

                I. Parking. Trustor will grant no parking rights in the Secured Property except with Beneficiary's prior written consent. The Secured Property shall contain at all times not less than 401 on-site parking spaces for standard-size American automobiles, said parking spaces to be located upon the Land. if any part of the automobile parking areas included within said Secured Property is taken by condemnation or said areas are otherwise reduced, Trustor will provide parking facilities in kind, size and location to comply with all Leases, and before making any contract therefor will furnish to Beneficiary satisfactory assurance of completion thereof free of liens and in conformity with all governmental zoning ordinances and regulations.

                J. Entry on Secured Property. Beneficiary or its representative is hereby authorized to enter upon and inspect the Secured

Property at all reasonable times.

                K. No Consent to Alterations or Repairs. Nothing contained in this Deed of Trust shall be deemed or construed in any way as constituting the consent or request of Beneficiary, express or implied by inference or otherwise to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Secured Property or any part thereof.

                L. Mechanics Liens. Trustor will discharge, pay, or bond, or cause to be discharged, paid or bonded, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Secured Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom, and Trustor will do or cause to be done everything necessary so that the lien of this Deed of Trust shall be fully preserved, at the cost of Trustor without expense to Beneficiary.

                M. Use of Secured Property by Trustor. Trustor will use, or cause to be used, the Secured Property principally and continuously as and for office, research and development and light manufacturing uses. Trustor shall not use, or permit the use of the Secured Property or any part thereof for any other principal use without the prior written consent of Beneficiary.

                N. Use of Secured Property by Public. Trustor shall not suffer or permit the Secured Property, or any portion thereof, to be used by the public as such, without restriction or in such manner as might impair Trustor's title to the Secured Property or any portion thereof, or in such manner as might make possible a claim or claims of adverse usage or adverse possession by the public, or of implied dedication of the Secured Property or any portion thereof.

        1.6     Financial Information.

                A. Audit. Trustor will keep and maintain complete and accurate books and records of the earnings and expenses of the Secured Property and, without expense to Beneficiary, furnish to Beneficiary, within ninety (90) days after the end of each fiscal year of Trustor, an annual audit prepared and certified by Trustor reasonably satisfactory to Beneficiary, and prepared by an independent certified public accountant in accordance with generally accepted accounting principles relating to real estate consistently applied, which shall include, with respect to the prior fiscal year: (1) a statement of assets and liabilities of Trustor with respect to the Secured Property only, (2) a statement of the source and application of funds by Trustor with respect to the Secured Property, (3) a detailed profit and loss statement relating to the ownership and operation of the Secured Property, including, without limitation, all rents and other income derived therefrom and all expenses paid or incurred in connection therewith, and (4) such interim balance sheets and profit and loss statements and income and expense reports as may be reasonably required by Beneficiary. The audit shall also include annual sales figures for all tenants in the Secured Property who are required by their respective lease to provide same to Trustor. In addition to and simultaneously with the financial statements Trustor shall deliver to Beneficiary a statement reflecting the complete rental status of the Secured Property showing the name of each tenant, the area in square feet occupied, the remaining term of the lease and the rental being paid.

                B. Right to Inspect Books and Records. Beneficiary or its representative shall have the right to examine and make copies of such books and records and all supporting vouchers and data at the Premises or at Trustor's principal place of business at Trustor's expense.

        1.7     Condemnation.

                A. Beneficiary's Right to Participate in Proceedings. If the Secured Property, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain (collectively, "Condemnation Proceedings"), Beneficiary shall have the right to participate in any such Condemnation Proceedings and the award or payment that may be made in any such Condemnation Proceedings is hereby assigned to Beneficiary and shall be deposited with Beneficiary and disbursed in the manner set forth in this Section
1.7. Trustor will give Beneficiary immediate notice of the actual or threatened commencement of any Condemnation Proceedings affecting all or any part of the Secured Property, including severance and consequential damage and change in grade in streets, and will deliver to Beneficiary copies of any and all papers served in connection with any such proceedings. Notwithstanding the foregoing, Beneficiary is hereby authorized, at its option, to commence, appear in and prosecute in its own or Trustor's name any action or proceeding relating to any such condemnation and to settle or compromise any claim in connection therewith; provided however that Beneficiary shall give notice to and consult with Trustor prior to any action. No settlement for the damages sustained thereby shall be made by Trustor without Beneficiary's prior written approval thereof. Trustor agrees to execute any and all further documents that may be required in order to facilitate the collection of any award or awards and the making of any such deposit.

                B. Application of Condemnation Award. If at any time title or temporary title to the whole or any part of the Secured Property shall be taken in Condemnation Proceedings or pursuant to any agreement between Trustor, Beneficiary and those authorized to exercise the right to condemnation, Beneficiary, at its option in its sole and absolute discretion and without regard to the adequacy of its security hereunder, shall have the right to apply such award or proceeds which it receives to payment of the Obligations in inverse order of maturity. In the event that all or substantially all of the Secured Property is taken and the amount of the award or proceeds received by Beneficiary shall not be sufficient to pay the then unpaid balance of the Obligations, then the balance of the Obligations shall, at the option of Beneficiary, become immediately due and payable and Trustor shall, within ten (10) days after the application of the award or proceeds as aforesaid, pay such deficiency to Beneficiary. "Substantially all of the Secured Property" shall be deemed to have been taken if the remainder of the Secured Property (1) in the sole opinion of Beneficiary's Architect, cannot be capable of being restored to a self-contained and architecturally complete unit or units or (2) in the sole opinion of Beneficiary, the balance of the Secured Property as restored will not be economically viable and capable of supporting all carrying charges and operation and maintenance expenses.

                C. Reimbursement of Costs. In the case of any taking covered by the provisions of this Section 1.7, Beneficiary (to the extent that Beneficiary has not been reimbursed therefor by Trustor) shall be entitled, as a first priority, to the reimbursement out of any award or awards for all reasonable costs, fees, reimbursements to Beneficiary and expenses incurred in the determination and collection of any such awards.

                D. Existing Obligations. Notwithstanding any taking by Condemnation Proceedings, Trustor shall continue to pay the monthly installments due under the Note as well as all other sums secured by this Deed of Trust at the rate provided therein until any such award or payment shall have been actually received by Beneficiary and applied to the Obligations. Any reduction in the Obligations resulting from Beneficiary's application of such award or payment as hereinabove set forth shall be deemed to take effect only on the date of receipt by Beneficiary. If prior to Beneficiary's receipt of such award or payment the Secured Property shall have been sold on foreclosure of this Deed of Trust, Beneficiary shall have the right to receive said award or payment to the extent of any portion of the Obligations still unpaid after application of the proceeds of the foreclosure sale, with interest thereon at the Increased Rate, plus attorneys' fees and other costs and disbursements incurred by Beneficiary in connection with the collection of such award or payment and in establishing the deficiency. The application of condemnation proceeds to the obligations secured by this Deed of Trust, whether or not then due or payable, shall not postpone, abate or reduce any of the periodic installments of principal and/or interest thereafter to become due under this Deed of Trust until the Obligations are paid in full.

                E. Application of Award. Notwithstanding the provisions of
Section 1.7B above (except for a taking which occurs during the last six months of the loan term), upon full satisfaction of all of the following conditions, Beneficiary shall, after deducting Beneficiary's costs in connection with the disbursement of funds, apply the award or payment to the cost to restore, repair or alter the remaining portion of the Secured Property, subject to the provisions of subsection 1.3F (which shall apply in all respects except that any reference therein to insurance proceeds shall be deemed to refer to the award or payment in the taking), and Trustor will promptly restore, repair or alter the remaining Secured Property. The provisions of this subsection 1.7E shall not apply unless (1) the balance of the Improvements shall, in the opinion of Beneficiary's Architect, be capable of being restored to a self-contained and architecturally complete unit or units, (2) the balance of the Improvements after restoration to a self-contained and architecturally complete unit or units shall, in the opinion of Beneficiary, be economically viable and capable of supporting all carrying charges and operating and maintenance expenses of the Secured Property, after reduction, if any, of the Obligations in accordance with the following sentence, and (3) Trustor shall furnish to Beneficiary evidence satisfactory to Beneficiary that the Improvements so restored or reconstructed and their use would fully comply with all zoning and building laws, ordinances and regulations, and with all other applicable federal, state and municipal laws and requirements. The balance of the condemnation award or payment so deposited with Beneficiary, after disbursement in accordance with this subsection 1.7E, shall be applied to the Obligations in inverse order of maturity, whether or not the same shall then be due and payable. All awards and payments and other sums deposited with Beneficiary, until expended or applied as provided in this subsection 1.7E, may be commingled with the general funds of Beneficiary and shall constitute additional security for the Obligations and shall not bear interest. In all cases where a taking occurs during the last six months of the loan term, or in Beneficiary's sole judgment Trustor is not proceeding with the repair or restoration in a manner that would entitle Trustor to have the awards or payments disbursed to it or for any other reason Beneficiary determines in its sole judgment that Trustor shall not be entitled to such awards or payments pursuant to the terms of this Deed of Trust, Beneficiary, at its option in its sole and absolute discretion and without regard to the adequacy of its security hereunder, shall have the right to apply such award or proceeds which it receives to payment of the Obligations in the inverse order of maturity, whether or not the same shall then be due and payable.

         1.8    Leases.

                A. Performance of Lessor's Covenants. Trustor, as lessor, may, in accordance with the Assignment, enter into leases with space tenants, as lessees, for parts or all of the Secured Property (all such leases for parts or all of the Secured Property are hereinafter referred to individually as a "Lease" and collectively as "Leases" and the lessees under such Leases are hereinafter referred to individually as a "Lessee" and collectively as "Lessees"). Trustor shall faithfully perform the lessor's covenants under any subsisting and future Leases affecting the Secured Property or any part thereof, and neither do, nor neglect to do, nor permit to be done (other than enforce the terms of such Leases and exercise the lessor's remedies thereunder following a default or event of default on the part of any Lessee in the performance of its prescribed obligations), anything which may cause the modification or termination of any of said Leases, or of the obligations of any Lessee or any other person claiming through such Lessee, or which may diminish or impair the value of any Lease or the rents provided for therein, or the interest of the lessor or of Beneficiary therein or thereunder.

                B. Notice of Default. Trustor will give Beneficiary immediate notice, by certified mail, of any notice of default, event of default or cancellation given to or received from any Lessee.

                C. Covenants Regarding Leases. Except as otherwise required under any such Lease, Trustor covenants it will not, without the prior written consent of the Beneficiary obtained in each instance:

                        (1)     lease to any person, firm or corporation,

except for actual occupancy by such person, firm or corporation all or any part of the space in any of the Improvements;

                        (2)     cancel, terminate or accept a surrender or

suffer or permit any cancellation, termination or surrender of any Lease, except in accordance with the term of any Lease which as been pre-approved in writing by Beneficiary;

                        (3)     modify any Lease so as to reduce the term

thereof or the rent payable thereunder, or to change any renewal provision contained therein;

                        (4)     commence any summary proceeding or other

action to recover possession of any space demised pursuant to any Lease, other than a proceeding brought in good faith by reason of a default of any Lessee;

                        (5)     receive or collect or permit the receipt or

collection of any rental payments of more than one monthly installment of rent under any Lease in advance of the due dates of such rental payments;

                        (6)     take any other action with respect to any

Lease which would tend to impair the security of the Beneficiary under this Deed of Trust;

                        (7)     extend any present Lease other than in the

manner presently provided for therein, or enter into any future Lease with any person, firm or corporation, except on the best terms reasonably obtainable, under Leases which shall in all respects be satisfactory to the Beneficiary as to the form and substance thereof and the credit standing of the respective Lessee thereunder;

                        (8)     execute an Agreement or create or permit a

lien which may be or become superior to any existing Leases affecting the

Secured Property; or

                        (9)     sell, assign, transfer, mortgage, pledge or

otherwise dispose of or encumber, whether by operation of law or otherwise, any Lease or any rentals under any Lease or any rents, income, profits or cash collateral issuing from the Secured Property.

                D. Application of Rents. Trustor shall use and apply all rents, income and profits from the Secured Property first to the payment of the Obligations in accordance with the terms of the Loan Documents, and then to the payment of all Impositions and costs and expenses of management, operation, repair, maintenance, preservation, reconstruction and restoration of the Secured Property in accordance with the requirements of this Deed of Trust and the obligations of Trustor as the lessor under any Lease, and shall not use such rents, income or profits for purposes unrelated to the Secured Property unless and until all current payments on the Obligations, Impositions, and such costs and expenses have been paid or provided for and reasonably adequate cash reserves have been set aside to ensure the timely payment of all future payments on such Obligations prior to the maturity thereof, Impositions and such costs and expenses.

        1.9     Assignment of Leases, Rents, Income, and Cash Collateral.

                A. Assignment; Discharge of Obligations. Trustor does hereby absolutely and presently bargain, sell, assign and set over unto Beneficiary, all Leases, rents, income, profits cancellation fees, damages, or similar payments in lieu of rents,
and any and all cash collateral which, whether before or after foreclosure or during the full period of redemption, shall be made upon or accrue and be owing for the use or occupation of the Secured Property and of the buildings and fixtures thereon, or any part thereof. For the aforesaid purpose, Trustor does hereby constitute and appoint Beneficiary its attorney-in-fact, irrevocably in its name, to receive, collect and receipt all sums due or owing for such use and occupation, as the same accrue and, out of the amount so collected, Beneficiary, its successors and assigns, are hereby authorized (but not obligated) to pay and discharge all obligations of Trustor hereunder, including, but not being limited to, the obligation to pay the Obligations (and including any accelerated Obligations) in such order as Beneficiary, its successors or assigns, may determine and whether due or not, and to pay the remainder, if any, to Trustor, but neither this assignment nor any such action shall constitute Beneficiary as a "mortgagee in possession". The assignments of Leases, rents, income, profits and any and all cash collateral of the Secured Property in this Section 1.9 is intended to be an absolute and present assignment from Trustor to Beneficiary and not merely the passing of a security interest. Trustor shall, at any time or from time to time, upon request of Beneficiary, execute and deliver any instrument as may be requested by Beneficiary to further evidence the assignment and transfer to Beneficiary of Trustor's interest in any Lease. Nothing herein shall in any way limit Beneficiary's remedies or Trustor's obligations under the Assignment to Beneficiary.

                B. Entry Onto Secured Property; Lease of Secured Property. Upon the occurrence of an Event of Default (as hereinafter defined); Beneficiary at its sole option shall have the right to enter and take possession of the Secured Property and manage and operate the same as further provided in subsection 4.1C, including, without limitation, the right to enter into Leases and new agreements extending said termination dates beyond the maturity set forth in the Note and take any action which, in Beneficiary's judgment, is necessary or proper to conserve the value of the Secured Property. The expenses (including any receiver's fees, attorneys' fees, costs and agent's compensation) incurred pursuant to the powers herein contained shall be secured hereby. Beneficiary shall not be liable to account to Trustor for any action taken pursuant hereto other than to account for any rents actually received by Beneficiary.

                C. License to Manage Secured Property. Notwithstanding anything to the contrary contained in subsection A of this Section 1.9, as long as there shall exist no default hereunder, Trustor shall have the license to manage and operate the Secured Property, including without limitation, the right to enter into Leases, and collect, as they accrue, all such rents, income, profits and cash collateral.

                D. Delivery of Assignments. Trustor will, as requested from time to time by Beneficiary, execute such additional documents to evidence the assignment to Beneficiary or its nominee of any Leases now or hereafter made upon said Secured Property, such assignment documents to be in form and content acceptable to Beneficiary. For the aforesaid purposes, Trustor agrees to deliver to Beneficiary within thirty (30) days after Beneficiary's request, a duplicate original of every Lease which is at the time of such request outstanding upon the said Secured Property and in addition thereto shall supply Beneficiary at its request a complete list of each and every Lease certified by (1) an officer of Trustor, if Trustor is a corporation, or (2) a general partner of Trustor (or an officer of any such general partner which is a corporation) if Trustor is a partnership or (3) a trustee of Trustor (or an officer of any such trustee which is a corporation) if Trustor is a trust, or (4) Trustor if Trustor is an individual or individuals, showing unit number, type, name of each Lessee, monthly rental, date to which rents have been paid, term of Lease, date of occupancy, date of expiration and any and every special provision, concession or inducement granted to Lessee.

                E. Indemnity. Notwithstanding anything to the contrary set forth in this Section 1.9, Trustor agrees that in the exercise of the rights of Beneficiary contained in this Section 1.9, no liability shall be asserted against Beneficiary, all such liability being expressly waived and released by Trustor. Trustor hereby holds Beneficiary harmless from and against any and all claims, liabilities and expenses of any kind or nature against or incurred by Beneficiary arising out of such management, operation or maintenance of the Secured Property or the collection and disposition of rents, income, profits or cash collateral therefrom, except for any claim, liability or expense arising out of Beneficiary's fraud, bad faith, willful misconduct or gross negligence.

        1.10    Further Assurances.

                A. General; Appointment of Attorney-in-Fact. At any time, and from time to time, upon request by Beneficiary, Trustor will make, execute, and deliver or cause to be made, executed and delivered to Beneficiary, any and all other instruments, certificates and other documents as may, in the opinion of Beneficiary, be reasonably necessary or desirable in order to effectuate, complete, perfect or continue and preserve the obligations of Trustor under the Note and the Loan Documents. Upon any failure by Trustor to do so, Beneficiary may make, execute and record any and all such instruments, certificates and documents for and in the name of Trustor and Trustor hereby irrevocably appoints Beneficiary the agent and attorney-in-fact of Trustor for such purposes. Trustor will reimburse Beneficiary for any sums expended by Beneficiary in making, executing and recording such instruments, certificates and documents and such sums shall be secured by this Deed of Trust.

                B. Statement Regarding Obligations. Trustor from time to time, within ten (10) days after request by Beneficiary, shall furnish Beneficiary with a written statement, duly acknowledged, setting forth the unpaid principal of, and interest on, the Obligations secured hereby and whether or not any set-offs or defenses exist against such principal and interest, and, if so, the particulars thereof.

                C. Additional Security Instruments. Trustor shall from time to time, within fifteen (15) days after request by Beneficiary, execute, acknowledge and deliver to Beneficiary such chattel mortgages, security agreements or other similar security instruments, in form and substance satisfactory to Beneficiary, covering all property of any kind whatsoever owned by Trustor or in which Trustor may have any interest which in the sole opinion of Beneficiary, is essential to the operation and maintenance of the Secured Property. Trustor shall further from time to time within fifteen (15) days after request by Beneficiary, execute, acknowledge and deliver any financing statement, renewal, affidavit, certificate, continuation statement or other document as Beneficiary may request in order to perfect, preserve, continue, extend or maintain the security interest under, and the priority of, this Deed of Trust or such chattel Deed of Trust or other security instrument as a first lien. Trustor further agrees to pay to Beneficiary on demand all costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing and refiling of any such instrument or document, including the charges for examining title and the attorneys' fee for rendering an opinion as to the priority of this Deed of Trust and of such chattel Deed of Trust or other security instrument as a valid first and subsisting lien. However, neither a request so made by Beneficiary nor the failure of Beneficiary to make such a request shall be construed as a release of such property, or any part thereof, from the lien of this Deed of Trust, it being understood and agreed that this covenant and any such chattel Deed of Trust, security agreement or other similar security instrument, delivered to Beneficiary, are cumulative and given as additional security. Trustor shall also pay all premiums and related costs in connection with any title insurance policy or policies in full or partial replacement of the title policy now insuring or which will insure the lien of this Deed of Trust.

                D.      Security Agreement.

                        (1)     THIS DEED OF TRUST CREATES A LIEN ON THE

SECURED PROPERTY, AND TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY UNDER APPLICABLE LAW, THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT UNDER THE CALIFORNIA UNIFORM COMMERCIAL CODE (THE "U.C.C.") AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, BENEFICIARY MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE SECURED PROPERTY, AND/OR BENEFICIARY MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE SECURED PROPERTY IN ACCORDANCE WITH BENEFICIARY'S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS DEED OF TRUST.

                        (2)     The grant of a security interest to

Beneficiary in the granting clauses of this Deed of Trust shall not be construed to derogate from or impair the lien or provisions of or the rights of Beneficiary under this Deed of Trust with respect to any property described therein which is real property or which the parties have agreed to treat as real property. The hereby stated intention of Trustor and Beneficiary is that everything used in connection with the production of income from such real property or adapted for use thereon is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.

                        (3)     If reasonably required by Beneficiary, at any

time during the term of this Deed of Trust, Trustor will execute and deliver to Beneficiary, in form satisfactory to Beneficiary, additional security agreements, financing statements and/or other instruments covering all Personal Property included in the Secured Property.

                        (4)     Trustor hereby irrevocably constitutes and

appoints Beneficiary as its attorney-in-fact and such appointment is coupled with an interest, to execute, deliver and file with the appropriate filing officer or office such security agreements, financing statements and/or other instruments as Beneficiary may request or require in order to impose and perfect the lien and security interest created hereby more specifically on such Personal Property.

                        (5)     If Trustor enters into a separate security

agreement with Beneficiary relating to any of the Personal Property or fixtures, the terms of such security agreement shall govern the rights and remedies of Beneficiary after an Event of Default thereunder.

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

                        (6)     It is understood and agreed that, in order to

protect Beneficiary from the effect of U.C.C. Section 9313, as amended from time to time, in the event that Trustor intends to purchase any goods which may become Secured Property, or any part thereof, and such goods will be subject to a purchase money security interest held by a seller or any other party:

                        (a)     Trustor shall, before executing any security

agreement or other document evidencing or perfecting such security interest, obtain the prior written approval of Beneficiary, and all requests for such written approval shall be in writing and contain the following information:

                                (i)     a description of the Secured Property

to be replaced, added to, installed or substituted;

                                (ii)    the address at which the Secured

Property will be replaced, added to, installed or substituted; and

                                (iii)   the name and address of the proposed

holder and proposed amount of the security interest.

                        (b)     Trustor's execution of any such security

agreement or other document evidencing or perfecting such security interest without Beneficiary's prior written approval shall constitute an Event of Default. No consent by Beneficiary pursuant to this subparagraph shall be deemed to constitute an agreement to subordinate any right of Beneficiary in property covered by this Deed of Trust.

                        (7)     If at any time Trustor fails to make any

payment on an obligation secured by a purchase money security interest in the Personal Property, Beneficiary, at its option, may at any time pay the amount secured by such security interest. Any money paid by Beneficiary under this Subparagraph, including any expenses, costs, charges and attorney's fees incurred by Beneficiary, shall be reimbursed to Beneficiary in accordance with
Section 1.2E hereof. Beneficiary shall be subrogated to the rights of the holder of any such purchase money security interest in the Personal Property.

                        (8)     Beneficiary shall have the right to acquire by

assignment from the holder of such security interest any and all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of Trustor's indebtedness for such Personal Property, and, upon acquiring such interest by assignment, shall have the right to enforce the security interest as assignee thereof, in accordance with the terms and provisions of the U.C.C. and in accordance with any other provisions of law.

                        (9)     Whether or not Beneficiary has paid the

indebtedness secured by, or taken an assignment of, such security interest, Trustor covenants to pay all sums and perform all obligations secured thereby, and if Trustor at any time shall be in default under such security agreement, it shall constitute an Event of Default.

                        (10)    The provisions of this Section 1.10D shall not

apply if the goods which may become fixtures are of at least equivalent value and quality as any property being replaced and if the rights of the party holding such security interest have been expressly subordinated, at no cost to Beneficiary, to the lien and security interest of this Deed of Trust in a manner satisfactory to Beneficiary, including without limitation, at the option of Beneficiary, providing to Beneficiary a satisfactory opinion of counsel to the effect that this Deed of Trust constitutes a valid and subsisting first lien on such fixtures which is not subordinate to the lien of such security interest under any applicable law, including without limitation, the provisions of
Section 9313 of the U.C.C.

                        (11)    Trustor hereby warrants, represents and

covenants as follows:

                                (a)     To the best of Trustor's knowledge,

Trustor is the sole owner of the Personal Property free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever. Trustor will notify Beneficiary of, and will protect, defend and indemnify Beneficiary against, all claims and demands of all persons at any time claiming any rights or interest therein.

                                (b)     The Personal Property is not used or

bought and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of the Secured Property.

                                (c)     To the best of Trustor's knowledge,

the Personal Property is located on the Land and/or Improvements and will be kept on or at the Land or the Improvements and Trustor will not remove the Personal Property therefrom without the prior written consent of Beneficiary, except such portions or items of Personal Property which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Trustor with other Personal Property of value equal to or greater than the value of the replaced Personal Property when new, and except such portions or items of Personal Property temporarily stored

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

elsewhere to facilitate refurbishing or repair thereof or of the Improvements.

                                (d)     Trustor maintains a place of business

in the State and Trustor will immediately notify Beneficiary in writing of any change in its principal place of business as set forth in the beginning of this Deed of Trust.

                E. Preservation of Trustor's Existence. If Trustor is a partnership or a corporation, it shall do all things necessary to preserve and keep in full force and effect its existence, franchise, rights and privileges under the laws of the state of its formation or incorporation and the state in which the Secured Property is located, if required by the laws of such state, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to it.

                F. Further Indemnities. In addition to any other indemnifies to Beneficiary specifically provided for in this Deed of Trust, Trustor hereby indemnifies and saves Beneficiary harmless from and against any and all losses, liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges, and expenses, including, without limitation, reasonable architects', engineers' and attorneys' fees and all disbursements which may be imposed upon, incurred or asserted against Beneficiary by reason of: (1) the construction of the Improvements, (2) any capital improvements, other work or things, done in, on or about the Secured Property or any part thereof, (3) any use, non-use, misuse, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Secured Property or any part thereof or any street, drive, sidewalk, curb, passageway or space comprising a part thereof or adjacent thereto, (4) any negligence or wilful act or omission on the part of Trustor, any Lessee under a Lease or their agents, contractors, servants, employees, licensees or invitees, (5) any accident, injury (including death) or damage to any person or property occurring in, on or about the Secured Property or any part thereof or in, on or about any street, drive, sidewalk, curb, passageway or space adjacent thereto, (6) any default or Event of Default (as herein defined), (7) any lien or claim which may be alleged to have arisen on or against the Secured Property or any part thereof under the laws of the local or state government or any other governmental or quasi-governmental authority or any liability asserted against Beneficiary with respect thereto, (8) any tax attributable to the execution, delivery, filing or recording of this Deed of Trust, the Note, any Lease, or any other Loan Documents, or (9) any contest permitted pursuant to the provisions of this Deed of Trust.

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

                G. Absence of Insurance. The obligations of Trustor under this
Section 1.10 shall not in any way be affected by the absence in any case of covering insurance, by the amount of the insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Secured Property. If any claim, action or proceeding is made or brought against Beneficiary by reason of any event as to which Trustor is obligated to indemnify Beneficiary, then, upon demand by Beneficiary, Trustor, at its sole cost and expense, shall resist or defend such claim, action or proceeding in Beneficiary's name, if necessary, by the attorneys for Trustor's insurance carrier, if such claim, action or proceeding is covered by insurance, otherwise by such attorneys as Beneficiary shall reasonably approve. Notwithstanding the foregoing, Beneficiary may engage its own attorneys in its reasonable discretion to defend it or to assist in its defense and Trustor shall pay the reasonable fees and disbursements of such attorneys and such amounts shall bear interest at the Increased Rate and shall be secured by this Deed of Trust.

        1.11    Further Sales or Encumbrances.

                A. Continuing Ownership and Management. Trustor acknowledges that the continuous ownership of the Secured Property and the continuous management and/or control of the operation of same by Trustor is of a material nature to the transaction and the making of the loan evidenced by the Note and secured by this Deed of Trust.

                B. Transfer or Encumbrance of Secured Property. Trustor shall not, without the prior written consent of Beneficiary being first had and obtained (which consent may be granted or denied in Beneficiary's sole discretion), voluntarily or involuntarily, by operation of law or otherwise, transfer or dispose of, or suffer any third party to transfer or dispose of, all or any portion of the Secured Property or any interest therein or the management and/or operation by Trustor of the Secured Property. For purposes of this
Section 1.11, a transfer or disposition of the Secured Property or any part thereof or interest therein shall include, without limitation, the sale of the Secured Property or any portion thereof to a residential cooperative corporation, conversion of all or any part of the Secured Property to a condominium form of ownership, execution of a contract to sell or option to purchase all or any portion of the Secured Property or any interest therein, any transfer of or agreement to transfer air rights, any lease for space in any Improvements on the Secured Property for purposes other than occupancy by the tenant, any lease for space in Improvements containing an option to purchase, or any direct or indirect sale, assignment, conveyance, transfer (including a transfer as a result of or in lieu of condemnation), or other alienation of all or any portion of the Secured Property or any interest therein, including, but not limited to, the creation of a lien or other encumbrance on the Secured Property or any part thereof or interest therein, and further including any assignment, pledge, grant of security interest in, conditional sale, or the execution of a title retention agreement with regard to any personalty included in the Secured Property. Any such action described in this subsection 1.11B is herein called a "Transfer." A Transfer shall also include, without limitation, any of the following events, whether made directly or through an intermediary, and whether made in one transaction or effected in more than one transaction:

                        (1)     If Trustor is or becomes a corporation, a

transfer or disposition of more than 50% of the outstanding voting stock of such corporation or of any other corporation directly or indirectly owning or controlling 50% or more of the voting stock of Trustor;

                        (2)     If Trustor is or becomes a partnership, a

transfer or disposition of any interest of any general partner in Trustor; or

                        (3)     If Trustor is a trust or other entity, a

transfer or disposition of more than 50% of the beneficial interests in Trustor.

For purposes of the foregoing, a "transfer or disposition" of such stock or interests shall include, without limitation, any direct or indirect sale thereof, any execution of a contract or other agreement to sell or option to purchase such stock or interests, or any assignment of such stock or interests, including any assignment for security purposes.

In no event shall the following be deemed a Transfer or disposition of the Secured Property in violation of this Section 1.11(B):

                        (1)     The transfer of the Secured Property to any

corporation which controls, is controlled by or is under common control with Trustor, so long as Trustor continues to be liable for performance of the Obligations after the transfer,

                        (2)     The merger or consolidation of Trustor with

any other company, so long as the net worth of the combined company after consummation of the transaction is not less than the net worth of Trustor immediately prior to the merger or consolidation; or

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

                        (3)     The issuance or trading of the stock or debt

securities of Trustor or any parent of Trustor through any public exchange, in one transaction or a series of transactions.

                C. Acceleration of Obligations. In the event of a Transfer without the prior written consent of Beneficiary, Beneficiary may, without limiting any other right or remedy available to Beneficiary at law, in equity or by agreement with Trustor, and in Beneficiary's absolute discretion and without regard to the adequacy of its security, accelerate the maturity of the Note and require the payment of the then existing outstanding principal balance and all other sums due under the Note and under this Deed of Trust, including, but not limited to, the prepayment charge provided in Section 4.6 herein. The giving of consent by Beneficiary to a Transfer in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances.

                D. Wrap-Around Financing. Should the Secured Property at any time be or become subject to the lien of any agreement, deed of trust or mortgage or similar instrument in connection with which payments on account of the obligations secured hereby are to be made directly or indirectly by or through a mortgagee, grantee or beneficiary thereunder, regardless of whether or not payment of the obligations secured hereby is assumed by such mortgagee, grantee or beneficiary, the whole of the principal sum and interest and other sums hereby secured, at the option of Beneficiary, shall immediately become due and payable.

        1.12 Expenses. Trustor will pay or reimburse Beneficiary for all reasonable attorneys' fees, costs and expenses incurred by Beneficiary in any proceedings affecting the Obligations or the Secured Property, (A) involving the estate of a decedent or an insolvent, or (B) in any action, legal proceeding or dispute of any kind in which Beneficiary is made a party, or appears as party plaintiff or defendant, including, but not limited to, any exercise of the power of sale or judicial foreclosure as set forth in this Deed of Trust, any condemnation action involving the Secured Property or any action to protect the security hereof or upon the reasonable concern of Beneficiary with the condition of the Secured Property, and any such amounts paid by Beneficiary shall be added to the obligations and secured by this Deed of Trust. If the obligations are referred to attorneys for collection, foreclosure or for any cause set forth in
Article III hereof, Trustor shall pay all expenses incurred by Beneficiary, including reasonable attorneys' fees, all costs of collection, litigation costs, and costs (which may be estimated as to items

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

to be expended after entry of the decree) of procuring title insurance policies, whether or not obtained, Torrens certificates, and similar assurances with respect to title and value as Beneficiary may deem reasonably necessary together with all statutory costs, with or without the institution of an action or proceeding. All such costs and expenses with interest thereon at the Increased Rate shall be deemed to be secured by this Deed of Trust.

                                   ARTICLE II

                         WARRANTIES AND REPRESENTATIONS

        Trustor makes the following warranties and representations:

        2.1 Warranty of Title. Trustor (A) is lawfully seized and possessed of the Secured Property, in fee simple, subject to no mortgage, lien, charge or encumbrance, except as specifically set forth in the title insurance policy issued to Beneficiary upon recordation of this Deed of Trust, (B) has full power and lawful authority to grant, bargain, sell, convey, assign, transfer and mortgage the Secured Property in the manner and form hereby mortgaged and conveyed, (C) is the fee owner of the Improvements, (D) is the owner of the Personal Property, and (E) does warrant and will defend the title to the Secured Property against all claims and demands whatsoever.

        2.2 Ownership Of Improvements And Personal Property. All Improvements and Personal Property now or hereafter affixed, placed or used by Trustor are and will hereafter be owned by Trustor free from any prior liens or encumbrances, provided, however, that if any of the foregoing Improvements or Personal Property shall be subject to a conditional bill of sale, chattel mortgage or other agreement creating a security interest, then all of the right, title and interest of Trustor in and to such Improvements and Personal Property together with the benefits of any deposits or payments now or hereafter made thereon shall be covered by and subject to this Deed of Trust.

        2.3     No Pending Material-Litigation or Proceeding; No Hazardous
Materials.

                A. Proceedings Affecting Trustor. Except as disclosed in the Affidavit being delivered concurrently herewith, to the best knowledge and belief of Trustor, there are no actions, suits or proceedings pending, and, there are no actions, suits, investigations or proceedings threatened, against or affecting Trustor, or the business, operations, properties or assets of Trustor, or before or by any governmental department, commission, board, regulatory authority, bureau, agency or instrumentality, domestic, foreign, federal, state or municipal (collectively, "Governmental Agency") , or any court, arbitrator or grand jury, which may result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of Trustor, or in the ability of Trustor to perform its obligations under the Note or this Deed of Trust. To the best knowledge and belief of Trustor, Trustor is not in default, and there is no other default, with respect to any judgment, order, writ, injunction, decree, demand, rule or regulation of any court, arbitrator, grand jury or of any Governmental Agency, default under which might have consequences which would materially and adversely affect the business, operations, properties or assets or the condition, financial or otherwise, of Trustor or the ability of Trustor to perform its obligations under the Note or this Deed of Trust.

                B. Proceedings Affecting Secured Property. There are no proceedings of any kind pending, or, to the best of Trustor's knowledge, threatened against or affecting Trustor, the Secured Property (including any attempt or threat by any Governmental Agency to condemn or rezone all or any portion of the Secured Property), any party constituting Trustor in any such party, or involving the validity, enforceability or priority of this Deed of Trust, the Note or any of the other Loan Documents or enjoining or preventing or threatening to enjoin or prevent the use and occupancy of the Secured Property or the performance by Beneficiary of its obligations hereunder, and there are no rent controls, governmental moratoria or environmental controls (other than those generally imposed by federal or state law upon property in the State of California) presently in existence, or to the best knowledge of Trustor, threatened, affecting the Secured Property, except as identified in writing to, and approved by, Beneficiary.

                C. No Litigation Regarding Hazardous Materials. No litigation, administrative enforcement actions or proceedings have been brought, threatened nor have any settlements been reached by or with any party or parties, public or private, in disputes in which the presence, disposal, release or threatened release of any Hazardous Material (as defined in the Indemnity) on, from, or under any of the Secured Property had been alleged.

        2.4 Valid organization, Good Standing and Qualification of Trustor. Trustor is a duly and validly organized and existing Corporation under the laws of the State of Delaware and is entitled to own its properties and assets, and to carry on its business, all as, and in the places where, such properties and assets are now owned or operated or such business is now conducted or proposed to be conducted.

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

        2.5 Authorization; No Legal Restrictions on Performance. The execution and delivery by Trustor of this Deed of Trust and the other Loan Documents and its compliance with the terms and conditions hereof and thereof have been duly and validly authorized by all necessary partnership action, including, without limitation, all necessary corporate action of all of Trustor's corporate general partners, if any. The Loan Documents are valid and enforceable obligations of Trustor in accordance with the terms hereof and thereof. Neither the execution and delivery by Trustor of this Deed of Trust or any of the other Loan Documents nor the consummation of the transactions contemplated herein or therein, nor compliance with the terms and conditions hereof and thereof will, to Trustor's current and actual knowledge, (A) conflict with or result in a material breach of, or constitute a default under, any of the terms, obligations, covenants, conditions or provisions of (1) Trustor's articles of incorporation, bylaws or any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, agreement creating, evidencing or securing any indebtedness of Trustor or any other agreement or instrument to which Trustor is now a party or by which its properties may be bound or affected, or (2) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury or Governmental Agency, or (B) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Trustor under the terms or provisions of any of the foregoing. Trustor is not in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing indebtedness of Trustor or pursuant to which Trustor is a party or by which Trustor or its properties may be bound or affected, which may result in any material adverse change in the business, operations, properties, or assets or in the condition, financial or otherwise, of Trustor, or in the ability of Trustor to perform its obligations under the Note or this Deed of Trust.

        2.6 Compliance With Laws., Trustor has complied, and at all future times shall comply, with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, in respect of the conduct of its business and ownership of its properties (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to equal employment opportunities or environmental standards or controls). No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery or performance of this Deed of Trust or any of the other Loan Documents.

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

        2.7 Tax Status. Trustor has filed all United States income tax returns and all state and municipal tax returns which are required to be filed, and has paid, or made provision for the payment of, all taxes which have become due pursuant to said returns or pursuant to any assessment received by Trustor, except such filings and taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

        2.8 Absence of Foreign or Enemy Status. Trustor is not a "national" of a "designated foreign country" (or a person defined as a "designated foreign country") within the definitions in the Foreign or Cuban Assets Control Regulations of the United States Treasury Department, 31 CFR, Subtitle B, Chapter V, as amended, or any regulation or ruling issued thereunder.

        2.9 Federal Reserve Board Regulations. Trustor does not own any "margin security" as such term is defined in Regulation G of the Board of Governors of the Federal Reserve System (12 CFR Part 207), as amended, except margin securities owned or which may be acquired by Trustor which do not and would not in the aggregate constitute a substantial part of the assets of Trustor within the meaning of Section 207.2(i) of the aforesaid Regulation G, and Trustor will not use any part of the proceeds from the loans to be made under this Agreement
(A) directly or indirectly, to purchase or carry any such security or to reduce or retire any indebtedness originally incurred to purchase any such security within the meaning of such Regulation, (B) so as to involve Trustor in a violation of Regulation T, U or X of such Board (12 CFR Parts 220, 221 and 224), or (C) for any other purpose not permitted by Section 7 of the Securities Exchange Act of 1934, as amended, or any of the rules and regulations respecting the extension of credit promulgated thereunder.

        2.10 Investment Company Act and Public Utility Holding Company Act. Trustor is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, and Trustor is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

        2.11 Exempt Status of Transactions Under Securities Act and Representations Relating Thereto. Trustor has not, either directly or through any agent, offered all or any part of the loan made or to be made by Beneficiary and secured by this Deed of Trust to, or solicited any offers to make all or any part of such loan from, or otherwise approached or negotiated or communicated in respect of all or any part of such loan with

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

anyone other than Beneficiary. Neither Trustor nor any agent on its behalf will offer to obtain all or any part of such loan from, or solicit any offers to make all or any part of such loan from, or otherwise approach or negotiate or communicate in respect of all or any part of such loan with, any person or persons so as thereby to bring the obtaining of such loan by Trustor and the delivery of the Note within the registration provisions of the Securities Act of 1933, as amended.

        2.12    Employee Benefit Plans.

                A. None of the employee benefit plans maintained at any time by Trustor (herein called "Employee Benefit Plans") or the trusts created thereunder has engaged in a prohibited transaction which could subject any such Employee Benefit Plan or trust to a tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or the Employee Retirement Income Security Act of 1974 and the regulations thereunder (herein called "ERISA").

                B. None of the Employee Benefit Plans which are employee pension benefit plans or the trusts created thereunder has been terminated; nor has any such Employee Benefit Plan incurred any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA which would be material to Trustor, other than for required insurance premiums which have been paid when due, or incurred any accumulated funding deficiency which would be material to Trustor, whether or not waived; nor has there been any reportable event, or other event or condition, which presents a risk of termination of any such Employee Benefit Plan by such Pension Benefit Guaranty Corporation which termination would be material to Trustor.

                C. The present value of all benefits vested under the Employee Benefit Plans which are employee pension benefit plans did not, as of the most recent valuation date, exceed the then current value of the assets of such Employee Benefit Plans allocable to such vested benefits by an amount that would materially affect the financial condition of Trustor or the ability of Trustor to perform under the Loan Documents.

                D. The consummation of the loan from Beneficiary referred to in this Deed of Trust, and the execution and delivery of the Note hereunder and the performance by Trustor of its obligations under the Loan Documents, will not involve any prohibited transaction.

                E. As used in this Section 2.12, the terms "employee benefit plans," "employee pension benefit plans," "accumulated funding deficiency," "reportable event," "accrued benefits,"

"separate account" and "multiemployer plan" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Internal Revenue Code Section 4975 and ERISA.

                                 ARTICLE III

                                   DEFAULTS

        3.1 Events of Default. Any of the following events shall be deemed an Event of Default or a default hereunder:

                A. if default shall be made in the payment of any installment of the principal of, or interest on the Obligations or any other sum which is payable hereunder as and when the same shall become due and payable as in the Note or herein provided; or

                B. if Trustor fails to perform or observe any material term, provision, covenant or agreement in the Note, this Deed of Trust or in any other Loan Documents; provided, however in the event of any default other than a default which can be cured by the payment of money (a "non-monetary default"), the Beneficiary shall be entitled to enforce the remedies therefor provided herein only after giving notice thereof to Trustor and such default shall have continued uncorrected for thirty (30) days, unless such non-monetary default is of such a character as to require more than thirty (30) days to cure and the Trustor shall, prior to the expiration of said thirty (30) days, promptly commence and diligently and continuously proceed with due diligence to cure such default, in which event such period shall be extended for a reasonable time necessary to cure such default, but in no event more than ninety (90) days after such default; provided, however, that the foregoing opportunity to cure shall not apply to (a) any default under any letter of credit agreement made by the Beneficiary and the Trustor, if any, or the Beneficiary's rights under the letter(s) of credit delivered to the Beneficiary in connection therewith; (b) any sale, assignment, transfer, encumbrance, or lien in violation of this Note or the Deed of Trust; or (c) the Beneficiary's right to (i) charge interest at the Default Rate as provided herein, (ii) impose a late charge as provided herein, or (iii) make payments and cure defaults of the Trustor under the Note as provided therein, all of which amounts shall be immediately due and payable without any obligation on the part of the Beneficiary to notify any party and whether or not such default is cured; or

                C. if any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of this Deed of Trust or otherwise, by

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

Trustor, or by any person or entity liable for the Obligations in connection with the loan transaction, shall prove to be materially false and to have been made or furnished with knowledge of the false nature thereof; or

                D.      if Trustor shall:

                        (1)     apply for, consent to or acquiesce in the

appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its assets, or the Secured Property or any interest in any part thereof (the term "acquiesce" includes, but is not limited to, the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within ten (10) days after the appointment); or

                        (2)     commence a voluntary case or other proceeding

in bankruptcy, or admit in writing its inability to pay its debts as they come due; or

                        (3)     make a general assignment for the benefit of

creditors; or

                        (4)     file a petition or an answer seeking

reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself under the present or any future federal bankruptcy act or any other statute or law relative to bankruptcy, insolvency, or other relief for debtors; or

                        (5)     file an answer admitting the material

allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency case or proceeding; or

                E. if an order for relief shall be entered against Trustor by a court of competent jurisdiction under any present or future bankruptcy law, which order shall continue unstayed and in effect for any period of forty-five (45) consecutive days; or

                F. if an order, judgment or decree shall be entered by any court of competent jurisdiction, adjudicating Trustor insolvent, approving a petition seeking reorganization or arrangement of Trustor or appointing a receiver, trustee or liquidator of it or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of forty-five (45) consecutive days; or

                G. if Trustor has assigned or purports to assign the whole or any part of the rents, income or profits arising from the Secured Property, without the prior written consent of Beneficiary; or

                H. if a Transfer not consented to by Beneficiary shall have occurred; or

                I. if Trustor shall enter into a mortgage or other security instrument with respect to the Secured Property which does not comply with the requirements of Section 1.11; or

                J. if Trustor shall be in default beyond any applicable grace period under any other mortgage or security instrument affecting all or any part of the Secured Property; or

                K. if any mechanic's, laborer's or materialman's lien, federal tax lien, broker's lien or other lien not permitted hereunder and affecting the Secured Property or any part thereof is not discharged, by payment, bonding, order of a court of competent jurisdiction or otherwise, within twenty (20) days after Trustor receives notice thereof from the lienor or from Beneficiary.

                                  ARTICLE IV

                                   REMEDIES

        4.1 Remedies. Upon the occurrence of any one or more Events of Default, Trustee and/or Beneficiary may (but shall not be obligated), in addition to any rights or remedies available to them hereunder or under the other Loan Documents, take such action personally or by their agents or attorneys, with or without entry, and without notice, demand, presentment or protest (each and all of which are hereby waived to the extent permitted by law) as they deem necessary or advisable to protect and enforce Beneficiary's rights and remedies against Trustor and Secured Property, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Trustee and/or Beneficiary may determine, in their sole discretion, without impairing or otherwise affecting its or their other rights or remedies:

                (a) declare the entire balance of the Obligations (including the entire principal balance thereof, all accrued and unpaid interest and any premium thereon and all other such sums secured hereby) to be immediately due and payable and upon any such declaration the entire unpaid balance of the Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Trustor anything in the Loan Documents to the contrary notwithstanding; or

                (b) institute a proceeding or proceedings, judicial or otherwise, for the complete foreclosure of this Deed of Trust under any applicable provision of law; or

                (c) institute a proceeding or proceedings for the partial foreclosure of this Deed of Trust under any applicable provision of law for the portion of the Obligations then due and payable, subject to the lien of this Deed of Trust continuing unimpaired and without loss of priority so as to secure the balance of the Obligations not then due and payable; or

                (d) cause any or all of the Secured Property to be sold under the power of sale granted by this Deed of Trust or any of the other Loan Documents in any manner permitted by applicable law. For any sale under the power of sale granted by this Deed of Trust, Trustee or Beneficiary must record and give all notices required by law and then, upon the expiration of such time as is required by law, may sell the Secured Property, and all estate, right, title, interest, claim and demand of Trustor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property (and, to the extent permitted by applicable law, may elect to deem all of the Secured Property to be real property for purposes thereof), and at such time or place and upon such terms as Trustee and Beneficiary may determine and shall execute and deliver to the purchaser or purchasers thereof a deed or deeds conveying the property sold, but without any covenant or warranty, express or implied, and the recitals in the deed or deeds of any facts affecting the regularity or validity of the sale will be conclusive against all persons. In the event of a sale, by foreclosure or otherwise, of less than all of the Secured Property, this Deed of Trust shall continue as a lien and security interest on the remaining portion of the Secured Property; or

                (e) institute an action, suit or proceeding in equity for the specific performance of any of the provisions contained in the Loan Documents; or

                (f) apply for the appointment of a receiver custodian, trustee, liquidator or conservator of the Secured Property, to be vested with the fullest powers permitted under applicable law, as a matter of right and without regard to or the necessity to disprove the adequacy of the security for the Obligations or the solvency of Trustor or any other person liable for the payment of the Obligations, and Trustor and each other person so liable waives or shall be deemed to have waived such necessity and consents or shall be deemed to have consented to such appointment; or

                (g) subject to the provisions and restrictions of any applicable law, enter upon the Premises, and exclude Trustor and its agents and servants wholly therefrom, without liability for trespass, damages or otherwise, and take possession of all books, records and accounts relating thereto and all other Secured Property, and Trustor agrees to surrender possession of the Secured Property and of such books, records and accounts to Trustor or Beneficiary on demand after the happening of any Event of Default; and having and holding the same may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers, without interference from Trustor; and upon each such entry and from time to time thereafter may, at the expense of Trustor and the Secured Property, without interference by Trustor and as Beneficiary may deem advisable, (i) either by purchase, repair or construction, maintain and restore the Premises, (ii) insure or reinsure the same, (iii) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon, (iv) complete the construction of the Improvements and, in the course of such completion, may make such changes in the contemplated or completed Improvements as it may deem advisable, (v) in every such case in connection with the foregoing have the right to exercise all rights and powers of Trustee with respect to the Secured Property, either in Trustor's name or otherwise, including the right to make, terminate, cancel, enforce or modify Leases, obtain and evict Lessees and sublessees on such terms as Beneficiary shall deem advisable and to take any actions described in subsection (i) of this Section 4.1; or

                (h) subject to the provisions and restrictions of any applicable law, may, with or without the entrance upon the Premises, collect, receive, sue for and recover in its own name all Rents and cash collateral derived from the Premises, and after deducting therefrom all costs, expenses and liabilities of every character incurred by Trustee and/or Beneficiary in collecting the same and in using, operating, managing, preserving and controlling the Premises, and otherwise in exercising Trustee's and/or Beneficiary's rights under subsection
(g) of this Section 4.1, including all amounts necessary to pay Impositions, insurance premiums and other charges in connection with the Premises, as well as compensation for the services of Trustee and Beneficiary and their respective attorneys, agents and employees, to apply the remainder as provided in Section 4.5; or

                (i) release any portion of the Secured Property for such consideration as Beneficiary may require without, as to the remainder of the

Secured Property, in any way impairing or affecting the lien or priority of this Deed of Trust, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations shall have been reduced by the actual monetary consideration, if any, received by Trustee and/or Beneficiary for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Trustee and/or Beneficiary may require without being accountable for so doing to any other lienholder; or

                (j) may take all actions permitted under the Uniform Commercial Code of the State of California; or

                (k) may take any other action, or pursue any other right or remedy, as Trustee and/or Beneficiary may have under applicable law, and Trustor does hereby grant the same to Trustee and Beneficiary.

        In the event that Trustee and/or Beneficiary shall exercise any of the rights or remedies set forth in subsections (g) and (h) of this Section 4.1, neither Trustee nor Beneficiary shall be deemed to have entered upon or taken possession of the Secured Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose, nor shall it be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession, unless applicable law requires that it be deemed to be a beneficiary or mortgagee in possession. Neither Trustee nor Beneficiary shall be liable to account for any action taken pursuant to any such exercise other than for rents actually received by such party, nor liable for any loss sustained by Trustor resulting from any failure to let the Premises, or from any other act or omission of Trustee and/or Beneficiary, except to the extent such loss is caused by the willful misconduct or bad faith of such party or such liability may not be waived under applicable law. Trustor hereby consents to, ratifies and confirms the exercise by Trustee and/or Beneficiary of said rights and remedies.

        4.2 Expenses. If any action is commenced to foreclose this Deed of Trust, or to enforce any other remedy of Trustee and/or Beneficiary under any of the Loan Documents, whether such action is judicial or pursuant to the power of sale contained herein or otherwise, there shall be added to the Obligations secured by this Deed of Trust all costs and expenses, including attorney's fees, plus interest thereon at the Default Rate (as defined in the Note) until paid, in the commencement and prosecution of such action, whether or not such action results in a foreclosure sale, foreclosure or other judicial decree or judgment.

        4.3 Rights Pertaining to Sales. Subject to the provisions or other requirements of law, the following provisions shall apply to any sale or sales of the Secured Property under or by virtue of this
Article IV, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

                (a) Trustee, at the request of Beneficiary, may conduct any number of sales from time to time. The power of sale set forth in Section 4.1(d) hereof shall not be exhausted by any one or more such sales as to any part of the Secured Property which shall not have been sold, nor by any sale which is not completed or is defective in Trustee's or Beneficiary's opinion, until the Obligations shall have been paid in full.

                (b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

                (c) After each sale, Trustee, or an officer of any court empowered to do so, shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Trustor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as herein provided. Trustee is hereby appointed the true and lawful attorney-in-fact of Trustor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Trustor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose Trustee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Trustor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Trustor, if requested by Trustee or Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Trustee or such purchaser or purchasers all such instruments as may be advisable, in Trustee's or Beneficiary's judgment, for the purposes as may be designated in such request.

                (d) Any and all statements of fact or other recitals made in any of the instruments referred to in subsection (c) of this Section 4.3 given by Trustee and/or Beneficiary as to nonpayment of the Obligations, or as to the occurrence of any Event of Default, or as to Beneficiary having declared all or any of the Obligations to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the property or rights to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee, or as to the

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

appointment of any substitute or successor Trustee, or as to any other act or thing having been duly done by Trustor, Beneficiary, or by such Trustee, shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited. Trustee and/or Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale so held, including the posting of notices and the conduct of sale, but in the name and behalf of Trustee or Beneficiary, as applicable.

                (e) receipt of Trustee for the purchase money paid at any such sale, or the receipt of any other person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price of any part thereof upon or for any trust or purpose of this Deed of Trust or, in any manner whatsoever, be answerable for any loss, misapplication or non-application of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

                (f) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Trustor and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Trustor to the fullest extent permitted by applicable law.

                (g) Upon any such sale or sales, Beneficiary may bid for and acquire the Secured Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Obligations the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder and any other sums which Trustee or Beneficiary is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

                (h) In the event that Trustor, or any person claiming by, through or under Trustor, shall transfer or refuse or fail to surrender possession of the Secured Property after any sale thereof, then Trustor, or such person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of forcible entry and detainer proceedings, or subject to any other right or remedy available hereunder or under applicable law.

                (i) Upon any such sale, it shall not be necessary for Trustee, Beneficiary or any public officer acting under execution or order of court to have present or constructively in its possession any of the Secured Property.

                (j) In the event a foreclosure hereunder shall be commenced by Trustee at the request of Beneficiary, Trustee or Beneficiary may at any time before the sale of the Secured Property abandon the sale, and may institute suit for the collection of the Obligations and for the foreclosure of this Deed of Trust, or in the event that Trustee or Beneficiary should institute a suit for collection of the Obligations, and for the foreclosure of this Deed of Trust, Beneficiary may at any time before the entry of final judgment in said suit dismiss the same and sell or require Trustee to sell the Secured Property in accordance with the provisions of this Deed of Trust.

        4.4 Application of Proceeds. The purchase money, proceeds or avails of any sale referred to in Section 4.3, together with any other sums which may be held by Trustee or Beneficiary hereunder, whether under the provisions of this
Article IV or otherwise, shall, except as herein expressly provided to the contrary, be applied as follows:

                First: To the payment of the costs and expenses of any such sale, including compensation to Trustee and/or Beneficiary, their agents and counsel, and of any judicial proceeding wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Trustee and/or Beneficiary hereunder, together with interest thereon as provided herein, and all taxes, assessments and other charges, except any taxes, assessments or other charges subject to which the Secured Property shall have been sold.

                Second: To the payment in full of the Obligations (including principal, interest, premium and fees) in such order as Beneficiary may elect.

                Third: To the payment of any other sums secured hereunder or required to be paid by Trustor pursuant to any provision of the

        Loan Documents.

                Fourth: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

        4.5 Prepayment Charge. Trustor hereby agrees to pay the charge provided in the Note for prepayment of the Obligations, if for any reason any of said Obligations shall be paid prior to the stated maturity date thereof, even if and notwithstanding that an

Event of Default shall have occurred and Beneficiary, by reason thereof, shall have declared said Obligations due and payable, and whether or not said payment is made prior to or at any sale held under or by virtue of this Article IV. Trustor acknowledges that Beneficiary, in making the loan evidenced by the Note and entering into this Deed of Trust, is relying on Trustor's credit worthiness and its agreement to repay the Obligations in strict accordance with the terms set forth in the Note. Trustor acknowledges that Beneficiary would not make the loan without full and complete assurance by Trustor of its agreement to make regular payments of principal and interest under the Note and its further agreement not to prepay all or any part of the principal of the Note prior to the final maturity date thereof, except on the terms expressly set forth herein and in the Note. Therefore, any prepayment of the Note, whether occurring as a voluntary prepayment by Trustor or occurring upon an acceleration of the principal balance of the Note by Beneficiary on account of any default by Trustor (including, but not limited to, the making or suffering by Trustor, of any transfer or disposition of all or any portion of the Secured Property or any interest therein as prohibited by Section 1.11 of this Deed of Trust) will prejudice Beneficiary's ability to meet its obligations and to earn the return on the funds advanced to Trustor, which Beneficiary intended and expected to earn when it agreed to make the subject loan and will also result in other loss and additional expenses to Beneficiary. Accordingly, in recognition of the foregoing and in consideration of Beneficiary making the loan secured by this Deed of Trust at the interest rate and for the term set forth in the Note, Trustor hereby expressly (A) waives any and all rights it may have under applicable law to prepay without charge or premium all or any part of the Note, either voluntarily or upon an acceleration of the maturity date of the Note on account of any default of Trustor (including, but not limited to, the making or suffering by Trustor of any transfer or disposition prohibited by Section 1.11 of this Deed of Trust) and (B) agrees that if, for any reason, whether due to the voluntary acceptance by Beneficiary of a prepayment tendered by Trustor or the acceleration by Beneficiary of the maturity date of the Note, as aforesaid, on account of any such default by Trustor, a prepayment of all or any part of the principal of the Note is made by or on behalf of Trustor, or is otherwise made or occurs in connection with any reinstatement of the Loan Documents under any foreclosure proceedings, or any right of redemption exercised by Trustor or any other party having the right to redeem or to prevent any foreclosure of this Deed of Trust, or upon the consummation of any foreclosure sale, then Trustor or any other party making any such prepayment shall be obligated to pay, concurrently therewith, the prepayment charge set forth in the Note, and the payment of such premium shall be a condition to the making of such prepayment and shall be secured by this Deed of

Trust. Such prepayment charge shall be paid without prejudice to the right of Beneficiary to collect any other amounts provided to be paid or to declare a default hereunder. Nothing herein shall be construed as permitting any partial prepayment except with Beneficiary's prior written consent thereto obtained in each instance.

        4.6 Environmental Defaults and Remedies. In the event that any portion of the Secured Property is determined to be "environmentally impaired" (as "environmentally impaired" is defined in California Code of Civil Procedure
Section 726.5(e)(3)) or to be an "affected parcel" (as "affected parcel is defined California Code of Civil Procedure Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Beneficiary's or Trustee's rights and remedies under this Deed of Trust, Beneficiary may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (1) waive its lien on such environmentally impaired or affected parcel portion of the Secured Property and (2) exercise (i) the rights and remedies of an unsecured creditor, including reduction of its claim against Trustor to judgment, and (ii) any other rights and remedies permitted by law. All costs and expenses, including, but not limited to, attorneys' fees, incurred by Beneficiary in connection with any action commenced under this Section 4.6, including any action required by California Code of Civil Procedure Section 726.5(b) to determine the degree to which the Secured Property is environmentally impaired, plus interest thereon at the Default Rate (as defined in the Note) until paid, shall be added to the Obligations secured by this Deed of Trust and shall be due and payable to Beneficiary upon its demand made at any time following the conclusion of such action.

                                  ARTICLE V

                                MISCELLANEOUS

        5.1 Non-Waiver. The failure of Beneficiary to insist upon strict performance of any term of this Deed of Trust shall not be deemed to be a waiver of any term of this Deed of Trust. Trustor shall not be relieved of its obligation to pay the Obligations at any time and in the manner provided for its payment in the Note and this Deed of Trust by reason of (A) a failure by Beneficiary to comply with any request of Trustor to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust or of the Note or any other Loan Document, (B) the release, regardless of consideration, of the whole or any part of the Secured Property or any other security for the Obligations, or (C) any agreement or stipulation between Beneficiary and any subsequent owner or owners of the Secured

Property or other person extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Deed of Trust or any Loan Document securing or guaranteeing the Obligations or any portion thereof, without first having obtained the consent of Trustor and, in the latter event, Trustor shall continue to be obligated to pay the Obligations at the time and in the manner provided in the Note and this Deed of Trust, as so extended, modified and supplemented, unless expressly released and discharged by Beneficiary. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Secured Property, Beneficiary may release any person at any time liable for the payment of the Obligations or any portion thereof or any part of the security held for the Obligations and may extend the time of payment or otherwise modify the terms of any Loan Documents, including, without limitation, a modification of the interest rate payable on the principal balance of the Note, without in any manner impairing or affecting any of the Loan Documents or the lien thereof or the priority of this Deed of Trust, as so extended and modified, as security for the Obligations over any such subordinate lien, encumbrance, right, title or interest. Beneficiary may resort for the payment of the Obligations to any other security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect. Beneficiary may take action to recover the Obligations, or any portion thereof, or to enforce any covenant of this Deed of Trust without prejudice to the right of Beneficiary thereafter to foreclose this Deed of Trust. Beneficiary shall not be limited exclusively to the rights and remedies stated in this Deed of Trust but shall be entitled to every additional right and remedy now or hereafter afforded by law. The rights of Beneficiary under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary shall be construed as an election to proceed under any one provision of this Deed of Trust to the exclusion of any other provision.

        5.2 Sole Discretion of Beneficiary. Wherever, pursuant to this Deed of Trust, Beneficiary's consent or approval is required, the decision as to whether or not to consent or approve shall be in the sole discretion of Beneficiary and Beneficiary's decision shall be final and conclusive, except where this Deed of Trust expressly provides to the contrary. If Trustor shall seek the approval by or consent of Beneficiary under this Deed of Trust and Beneficiary shall fail or refuse to give such consent or approval, Trustor shall not be entitled to any damages for any withholding of such approval or consent by Beneficiary, it being intended that Trustor's sole remedy shall be an action for injunctive or declaratory relief, which remedy shall be available only in those cases where Beneficiary has expressly agreed not to unreasonably withhold its consent or approval.

        5.3 Recovery of Sums Required To Be Paid. Beneficiary shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as such sums shall become due, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action of foreclosure or any other action for a default or defaults by Trustor existing at the time such earlier action was commenced.

        5.4 Legal Tender. All payments of principal, interest and any and all other payments required or provided herein shall be paid in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, at the office of Beneficiary or at such other place either within or without the State of California as Beneficiary may from time to time designate.

        5.5 No Merger. If both the lessor's and lessee's estates under any lease or any portion thereof which constitutes a part of the Secured Property shall at any time become vested in one owner, this Deed of Trust and the lien created hereby shall not be destroyed or terminated by the application of the doctrine of merger and in such event, Beneficiary shall continue to have and enjoy all of the rights and privileges of Beneficiary as to the separate estates. In addition, upon the foreclosure of the lien created by this Deed of Trust on the Secured Property pursuant to the provisions hereof, any leases or subleases then existing and created by Trustor shall not be destroyed or terminated by application of the law of merger or as a matter of law or as a result of such foreclosure unless Beneficiary or any purchaser at any such foreclosure sale shall so elect. No act by or on behalf of Beneficiary or any such purchaser shall constitute a termination of any lease or sublease unless Beneficiary or such purchaser shall give written notice thereof to such lessee or sublessee.

        5.6 Discontinuance of Actions. In case Beneficiary shall have proceeded to enforce any right under this Deed of Trust by foreclosure, sale or entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, in every such case, Trustor and Beneficiary shall be restored to their former positions and rights hereunder with respect to the Secured Property which shall remain subject to the lien of this Deed of Trust.

        5.7 Headings. The headings of the sections, paragraphs and subdivisions of this Deed of Trust are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

        5.8 Notice to Parties. All notices and demands hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally or sent by certified or registered mail with return receipt requested or generally recognized overnight delivery service, addressed to the parties at the addresses stated below, or at such other address as either party may hereafter notify the other in writing as aforesaid:

        Trustor:                        Megatest Corporation
                                        1321 Ridder Park Drive
                                        San Jose, California 95131-2306
                                        Attn:  Patrick J. Ryan

        with a copy to:                 Halgrimson, McNichols, et. al.
                                        40 South Market Street, Suite 700
                                        San Jose, California 95113
                                        Attn:  Eric Wong, Esq.

        Beneficiary:                    SUN LIFE ASSURANCE COMPANY OF CANADA

                                        (U.S.), a Delaware corporation

                                        One Sun Life Executive Park
                                        Wellesley Hills, MA 02181
                                        Attn:  Property Investments

        with a copy to:                 Landels, Ripley & Diamond
                                        350 Steuart Street
                                        San Francisco, CA 94105
                                        Attn: Bruce W. Hyman, Esq.

Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of forty-eight (48) hours after the date sent by generally recognized overnight delivery service or mailed, whichever is the earlier in time, except that service of any notice of default or notice of sale provided or required by law shall, if mailed, be deemed effective on the date of mailing.

        5.9 Non-Recourse. If an Event of Default has occurred, Beneficiary shall have all rights reserved in the Note, this Deed of Trust and every other Loan Document and shall have full recourse to the Secured Property and to the other collateral given by Trustor to secure the Note, provided, however, that any judgment obtained by Beneficiary in any proceeding to enforce such rights shall be enforced only against the Secured Property and such other collateral.

Notwithstanding the foregoing,

Beneficiary shall not in any way be prohibited from naming Trustor or any of its successors or assigns or any person holding under or through them as parties to any actions, suits or other proceedings initiated by Beneficiary to enforce such rights or to foreclose its mortgage lien or otherwise realize upon any other lien or security interest created in any other collateral given to secure the payment of the Obligations. The foregoing restriction shall not apply to, and Trustor shall be personally liable for, any losses, damages, costs and expenses incurred by Beneficiary as a result of (A) any material misstatement of fact (1) made by Trustor or any person or entity constituting Trustor to induce Beneficiary to advance the principal amount evidenced hereby or (2) contained in any Loan Document, (B) fraud committed by Trustor or any person or entity constituting Trustor, (C) misapplication of rents, income, insurance proceeds, condemnation awards or trust funds, (D) any loss, damage, expense or liability on the part of Beneficiary (including, without limitations, attorneys fees and disbursements) not reimbursable to Beneficiary pursuant to the Indemnity executed on even date herewith including, but not limited to the diminution in value of the Secured Property due to the existence of Hazardous Substances (as defined in the Indemnity), or if required in the reasonable judgment of Beneficiary, the preparation of an environmental audit on the Secured Property, whether conducted or authorized by Trustor, Beneficiary or a third party or the implementation of any environmental audit's recommendations, (E) all losses, damages or liability suffered by Beneficiary arising from any acts of commission or omission by Trustor that result in waste upon the Secured Property, (F) failure to pay real property taxes when due, (G) taking of any rents prepaid for more than one month in advance, (H) cost of any property repair as a result of a casualty not reimbursed by insurance to the extent insurance is required pursuant to this Deed of Trust, or (I) failure to fully comply with the provisions of the Americans With Disabilities Act.

        5.10 Successors and Assigns Included In Parties. Subject to the provisions of Section 1.11, whenever in this Deed of Trust one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such party shall be included and all covenants and agreements contained in this Deed of Trust by or on behalf of Trustor or by or on behalf of Beneficiary shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not.

        5.11 Number and Gender. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

        5.12 Changes and Modifications. This Deed of Trust cannot be changed except by an agreement in writing, signed by the party against whom enforcement of any change or modification is sought.

        5.13 Applicable Law. This Deed of Trust shall be construed and enforced according to the laws of the State of California.

        5.14 Invalid Provisions to Affect No Others. The unenforceability or invalidity of any provision or provisions of this Deed of Trust as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

        5.15 Usury Savings Clause. It is the intention of Trustor and Beneficiary to conform strictly to the usury laws now or hereafter in force in the State of California and any interest payable under the Note, this Deed of Trust, or any of the other Loan Documents executed by Trustor, to the extent that any sums secured hereby or the advancing of such sums by Beneficiary shall not be exempt from such laws, shall be subject to reduction to the amount equal to the maximum non-usurious amount allowed under the usury laws of California as now or hereafter construed by the courts having jurisdiction over such matters. In the event the maturity of the Note is accelerated by reason of any provision of this Deed of Trust including, without limitation, an election by Beneficiary resulting from an Event of Default (or an event permitting acceleration) under this Deed of Trust or any other Loan Documents, voluntary prepayment of the Note, or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the dates of each advance of the Obligations until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of Beneficiary either be rebated to Trustor or credited on the principal amount of the Note or if all principal has been repaid, then the excess shall be rebated to Trustor. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under the Note, this Deed of Trust, or any other Loan Document shall under no circumstances exceed the maximum legal rates upon the unpaid principal balance of the Note remaining unpaid from time to time. In the event such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and if theretofore paid, rebated to Trustor or credited on the principal amount of the Note, or if the Note has been repaid, then such excess shall be rebated to Trustor.

        5.16 No Statute of Limitations. The pleadings of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust are hereby waived to the full extent permissible by law.

        5.17 Late Charges. In the event that any installment of principal, interest or escrow deposit shall become overdue, a "late charge" of four cents ($.04) for each dollar ($1.00), or part thereof so overdue, may be charged to Trustor by Beneficiary for the purpose of defraying Beneficiary's expenses incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other remedy Beneficiary may have and is in addition to any reasonable fees and charges of any agents or attorneys which Beneficiary is entitled to employ on any default hereunder whether authorized herein or by law. Such "late charges", if not previously paid, shall, at the option of Beneficiary, be added to and become part of the succeeding monthly payment to be made under the Note and secured by this Deed of Trust.

        5.18 Continuing Effectiveness. This Deed of Trust shall cover any and all advances made pursuant to the Loan Documents, rearrangements and renewals of the Obligations and all extensions in the time of payment thereof, whether such advances extensions or renewals are evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. Likewise, the execution of this Deed of Trust shall not impair or affect any other security which may be given to secure the payment of the Obligations, and all such additional security shall be considered as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of time of payment of the Obligations shall not diminish the force, effect or lien of this Deed of Trust and shall not affect or impair the liability of any maker, surety or endorser for the payment of the Obligations.

        IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the date and year first above written.

                                           Trustor

                                           MEGATEST CORPORATION, a Delaware

                                           corporation

                                           By: /s/ PAUL W. EMERY, II

                                              --------------------------------
                                               Its: VP FIN & CFO

                                           By:

                                              --------------------------------
                                               Its:

                                                   ---------------------------

                    [ALL SIGNATURES MUST BE ACKNOWLEDGED]

         [IMPRINT OF NOTORIAL SEAL AND ACKNOWLEDGEMENT APPEAR HERE]

                                PROMISSORY NOTE

$5,450,000.00                                              San Jose, California
                                                                August 25, 1995

         FOR VALUE RECEIVED, MEGATEST CORPORATION, a Delaware corporation ("Maker"), having an office at 1321 Ridder Park Drive, San Jose, CA 95131-2306 promises to pay to SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a Delaware corporation ("Holder") having its principal office address, at One Sun Life Executive Park, Wellesley Hills, MA 02181, or order, at its principal office in Wellesley Hills, MA or at such other place as may be designated in writing by Holder, the principal sum of FIVE MILLION FOUR HUNDRED FIFTY THOUSAND and NO/100 Dollars ($5,450,000.00) (the "Principal Indebtedness"), in lawful money of the United States, together with interest thereon at the rate of eight and one eighth percent (8.125%) per annum, payable in monthly installments of principal and interest in the sum of Forty Nine Thousand Three Hundred Sixty-One and 76/100 Dollars ($49,361.76), commencing October 1, 1995 and payable on the first day (1st) of each month for fifty-nine (59) months with the last installment being due and payable on August 31, 2000 (the "Maturity Date"), at which time the entire unpaid balance together with accrued interest shall be due and payable. Interest accrued from the date Holder initially disburses funds to the first (1st) day of the month following the month during which Holder initially disburses funds, shall be due and payable at the time of closing.

         This Note is secured by, among other things, (i) a Deed of Trust, Financing Statement, Security Agreement and Fixture Filing (with Assignment of Rents and Leases) (the "Deed of Trust") dated as of the date hereof made by Maker for the benefit of Holder and encumbering certain premises situate in the City of San Jose, County of Santa Clara and the improvements thereon, along with other property more particularly described in the Deed of Trust (collectively, the "Secured Property"), and (ii) an Absolute Assignment of Leases, Rents, Income and Cash Collateral dated as of the date hereof from Maker to Holder. Each of the documents mentioned in this paragraph and all other documents either evidencing or further securing the Principal Indebtedness are collectively referred to herein as the "Loan Documents".

         Upon the occurrence of an Event of Default (as such term is defined in the Deed of Trust) (including, without limitation, the failure of Maker to pay any sum herein specified when due regardless of whether or not there has been an acceleration), all delinquent payments and all accrued and unpaid interest thereon, and all other delinquent sums evidenced and/or secured by the Loan Documents shall bear interest from the date of delinquency at a rate per annum (the "Default Rate") equal to the lesser of: (i) the highest rate of interest permitted to be contracted for under the laws of the State of California, if any, or (ii) twelve and one eighth percent (12.125%) per annum. The Default Rate shall be in lieu of any other interest rate otherwise applicable and shall commence, without notice, immediately upon and from the occurrence of such Event of Default and shall continue until all defaults are cured and all sums then due and payable under the Loan Documents are paid in full.

         No privilege is reserved to prepay the Principal Indebtedness either in whole or in part prior to September 1, 1997 (the "Closed Period"). Thereafter, beginning on September 1, 1997, and except as provided hereinafter, the privilege is reserved by Maker to prepay the entire principal balance hereunder together with accrued interest thereon to the date of payment on such date or any subsequent monthly installment date, upon not less than ninety (90) days' prior written notice to Holder of Maker's intention to make such prepayment, provided there is paid, in addition to interest accrued to the date of such prepayment, a prepayment fee which shall be equal to the greater of (a) two percent (2%) of the then outstanding balance of the Principal Indebtedness, or
(b) a Discounted Yield Maintenance Prepayment Fee computed as follows: the proceeds of the prepayment will be assumed to be immediately reinvested in a United States Treasury Security having a coupon interest rate and maturity most closely equivalent to that of this Note. If the yield (the "Treasury Yield") on that certain United States Treasury Security, as published in the "Wall Street Journal" on the fifth business day prior to the date of prepayment, is:

         1. less than the interest rate of this Note, Maker will pay to Holder a fee equal to the positive difference between the two interest rates, divided by 12 and multiplied by the then outstanding balance of the Principal Indebtedness to arrive at the monthly payment differential. Holder shall then determine the present value of the series of monthly payment differentials for the number of whole and partial months from the prepayment date to the maturity date using the Treasury Yield as the discount rate compounding monthly. The resulting sum of the discounted monthly payment differentials will be the Discounted Yield Maintenance Prepayment Fee, or,

         2. greater than or equal to the interest rate on this Note, then the prepayment fee shall be 2% of the then outstanding balance of the Principal Indebtedness.

         In the event the outstanding balance of the Principal Indebtedness shall become due and payable as a result of (a) an Event of Default (as such term is defined in the Deed of Trust) causing acceleration under this Note, which Event of Default shall be conclusively deemed to be a willful default for purposes of avoiding the prepayment charges to which Holder is entitled; (b) the exercise by Maker of any right of redemption or other action to prevent a foreclosure of the Secured Property; or (c) an acceleration by Holder as a result of the sale or further encumbrance of the Secured Property in violation of the applicable provisions of the Deed of Trust; then, in such event, Maker shall pay the prepayment charge which would otherwise be applicable hereunder; or if at that time there is no such privilege of prepayment (e.g., during the Closed Period), then, to the extent permitted by law, and except as provided hereinafter, such prepayment fee shall be equal to the greater of (a) three percent (3%) of the then outstanding balance of the Principal Indebtedness, or
(b) a Discounted Acceleration Premium amount calculated as follows: the proceeds of the prepayment will be assumed to be immediately reinvested in a United States Treasury Security having a coupon interest rate and maturity most closely equivalent to that of this Note. If the yield on that certain United States Treasury Security, as published in the Wall Street Journal on the fifth business day prior to the date of prepayment, is:

         1. less than the interest of this Note, Maker will pay to Holder a fee equal to the positive difference between the two interest rates, divided by 12 and multiplied by the then outstanding balance of the Principal Indebtedness to arrive at the monthly payment differential. Holder shall then determine the present value of the series of monthly payment differentials for the number of whole and partial months from the prepayment date to the maturity date using the Treasury Yield as the discount rate compounding monthly. The resulting sum of the discounted monthly payment differential will be the Discounted Acceleration Premium, or,

         2. greater than or equal to the interest rate on this Note, then the prepayment fee shall be 3% of the then outstanding balance of the Principal Indebtedness.

         MAKER HEREBY EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THE NOTE, AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ANY OR ALL OF THIS NOTE IS MADE, WHETHER VOLUNTARY OR INVOLUNTARY, OR UPON OR FOLLOWING ANY ACCELERATION

OF THE MATURITY DATE OF THE NOTE BY HOLDER ON ACCOUNT OF ANY DEFAULT BY MAKER UNDER ANY LOAN DOCUMENT, INCLUDING BUT NOT LIMITED TO ANY TRANSFER OR DISPOSITION AS PROHIBITED OR RESTRICTED BY SECTION 1.11 OF THE DEED OF TRUST, THEN MAKER SHALL BE OBLIGATED TO PAY, CONCURRENTLY THEREWITH, AS A PREPAYMENT FEE, THE APPLICABLE SUM SPECIFIED IN THE PRECEDING PARAGRAPH. BY SIGNING THIS PROVISION IN THE SPACE PROVIDED BELOW, MAKER AGREES THAT HOLDER'S AGREEMENT TO MAKE THE LOAN EVIDENCED BY THIS NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THE NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY MAKER FOR THIS WAIVER AND AGREEMENT.

                        MEGATEST CORPORATION, a Delaware

                                               corporation

                                               By: /s/ PAUL W. EMERY, II

                                                  -----------------------------
                                                   Its: VP, FIN & CFO

                                                       ------------------------

                                               By:

                                                  -----------------------------
                                                   Its:

                                                       ------------------------

         Notwithstanding the foregoing, no prepayment fee shall be payable in connection with any voluntary or involuntary prepayment made on or after June 1, 2000, or any payment as a result of casualty or condemnation.

         Upon the occurrence of any other Event of Default, then and in any such events, Holder may, at its option, declare this Note and the entire Principal Indebtedness to be immediately due and payable and collectible then or thereafter as Holder may elect, regardless of the stated Maturity Date.

         Should the Principal Indebtedness or any part thereof be collected at law or in equity, or in bankruptcy, receivership, or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Maker agrees to pay, in addition to the principal, prepayment charge, interest and any other outstanding amounts due and payable hereon, all costs of collecting or attempting to collect this Note and enforcing Holder's remedies under the Loan Documents, including reasonable attorneys' fees and expenses, and the same shall constitute additional indebtedness secured by the Deed of Trust.

         Maker recognizes that any default in the payment of any installment of principal and/or interest due hereunder on the date the same is due will result in loss and additional expense to Holder in servicing the Principal Indebtedness, handling such delinquent payments and meeting its other financial obligations, and that the extent of such loss and additional expenses is extremely difficult and impractical to ascertain. Maker therefore agrees that in the event any installment of principal and/or interest due hereunder is not paid on the date the same is due and payable, without regard to any grace periods, a late charge of four percent (4%) of the overdue installment of principal and/or interest shall be paid by Maker and that such amount is a reasonable estimate of such loss and expense and may be charged by Holder, at its option, for the purpose of defraying such loss and expenses, unless applicable law requires a lesser such charge, in which event the maximum rate permitted by such law may be charged by Holder for said purposes.

         The failure of Holder to exercise the option for acceleration of maturity, foreclosure or any other remedies provided in the Loan Documents following any default as aforesaid or to exercise any other option granted to it hereunder, under the Deed of Trust or under any of the other Loan Documents, in any one or more instances, or the acceptance by Holder of partial payments or partial performance, shall not constitute a waiver of any such default, but such option shall remain continuously in force. Acceleration of maturity, once claimed hereunder by Holder, may at its option be rescinded by written acknowledgement to such effect, but the tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity.

         Maker hereby covenants and agrees that, together with and in addition to the monthly payments of principal and/or interest payable under the terms of this Note, Maker will deposit with Holder of this Note or its agent, as directed by Holder, until this Note is fully paid, installments of insurance premiums and Impositions (as defined and required in the Deed of Trust). Amounts held hereunder shall not be deemed to be trust funds, but may be commingled with the general funds of Holder.

         It is the intention of Maker and Holder to conform strictly to the usury laws now or hereafter in force in the State of California, and any interest payable under this Note, the Deed of Trust, the other Loan Documents, and/or any of the other documents or instruments executed by Maker in connection with the loan made or to be made hereunder shall be subject to reduction to the amount not in excess of the maximum non-usurious amount allowed under the usury laws of the State of California as now or hereafter construed by the courts having jurisdiction over such matters. If the aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable under this Note, the Deed of Trust and any other Loan Document should exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, shall at the option of Holder either be rebated to Maker or credited on the principal amount of this Note, or, if the Note has been repaid, such excess shall be rebated to Maker. In the event the Maturity Date is accelerated by reason of any provision of this Note or by reason of an election by Holder resulting from an Event of Default under the Loan Documents, voluntary prepayment by Maker, or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the dates of each advance of loan proceeds hereunder until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of Holder either be rebated to Maker or credited on the principal amount of this Note or, if the Note has been repaid, the excess shall be rebated to the Maker. This provision shall control every other provision of all agreements between Maker and Holder.

         Maker hereby waives presentment, protest, notice of protest, notice of dishonor and diligence in collection, and any and all other notices and matters of a like nature, except for those expressly required by the Deed of Trust or this Note. Maker consents to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment of this obligation or release of any person or entity liable for payment of this Note. Any such extension or release may be made without notice to any such party and without discharging said party's liability hereunder.

         This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         No failure or delay on the part of Holder in exercising any right, power or privilege under this Note and no course of dealing between Maker and Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Holder would otherwise have at law or equity. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.

         Maker acknowledges that the ownership (and the continuation thereof) of the Secured Property by Maker is of a material nature to the loan and the making of the loan evidenced by this Note. Therefore, Maker agrees that in the event of any transfer that is prohibited by the terms of Section 1.11 of the Deed of Trust or other Loan Document, howsoever evidenced or occasioned, then, at the option of Holder, the entire Principal Indebtedness along with all accrued interest thereon shall immediately become due and payable.

         Whenever in this Note one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such party shall be included and all covenants and agreements contained in this Note by or on behalf of Maker or by or on behalf of Holder shall bind and inure to the benefit of such party's heirs, legal representatives, successors and assigns, whether so expressed or not.

         The obligations of each person and entity comprising Maker (if more than one) shall be joint and several.

         The unenforceability or invalidity of any provision or provisions of this Note as to any persons or entities or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other persons or entities or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

         In the event of any default by Maker under this Note, the Deed of Trust or any other Loan Document, Holder shall have all rights reserved in this Note, the Deed of Trust and every other Loan Document and shall have full recourse to the Secured Property and to the other collateral given by Maker to secure this Note, provided, however, that any judgment obtained by Holder in any proceeding to enforce such rights shall be enforced only against the Secured Property and such other collateral. Notwithstanding the foregoing, Holder shall not in any way be prohibited from naming Maker or any of its successors or assigns or any person holding under or through them as parties to any actions, suits or other proceedings initiated by Holder to enforce such rights or to foreclose its mortgage lien or otherwise realize upon any other lien or security interest created in any other collateral given to secure the payment of this Note. The foregoing restriction shall not apply to, and Maker shall be personally liable for, any losses, damages, costs and expenses incurred by Holder as a result of
(i) any material misstatement of fact (A) by Maker or any person or entity constituting Maker to induce Holder to advance the principal amount evidenced hereby or (B) contained in any Loan Document, (ii) fraud committed by Maker or any person or entity constituting Maker, (iii) misapplication of rents, security deposits, income, insurance proceeds, condemnation awards or trust funds, (iv) any loss, damage, expense or liability on the part of Holder (including, without limitation, attorneys' fees and disbursements) not reimbursable to Holder pursuant to the Environmental Agreement and Indemnity (the "Indemnity") executed on even date herewith including, but not limited to the diminution in value of the Secured Property due to the existence of Hazardous Substances (as defined in the Indemnity), or if required in the reasonable judgment of Holder, the preparation of an environmental audit on the Secured Property, whether conducted or authorized by Maker, Holder or a third party or the implementation of any environmental audit's recommendations, (v) all losses, damages or liability suffered by Holder arising from any acts of commission or omission by Maker that result in waste upon the Secured Property, (vi) failure to pay real property taxes when due, (vii) taking of any rents prepaid for more than one (1) month in advance, (viii) cost of any property repair as a result of a casualty not reimbursed by insurance to the extent insurance is required pursuant to the Deed of Trust, or (ix) failure to fully comply with the provisions of the Americans With Disabilities Act.

         Whenever used, the words "Maker" and "Holder" shall be deemed to include the respective heirs, successors, assigns and legal representatives of Maker and Holder.

         This Note is to be construed and enforced according to and governed by the laws of the State of California.

         IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

                                       MAKER

                                       MEGATEST CORPORATION, a Delaware

                                       corporation

                                       By: /s/ PAUL W. EMERY, II

                                          -------------------------------------
                                           Its: VP, FIN & CFO

                                               --------------------------------

                                       By:

                                          -------------------------------------
                                           Its:

                                               --------------------------------